UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 278-0400
April 2, 2009
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Thursday, May 14, 2009, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.
All holders of record of the Company’s Ordinary Shares, par value $1.00 per share, at the close of business on March 9, 2009 will be entitled to notice of, and to vote at, the Annual General Meeting of Shareholders. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly or use the available telephone or internet voting procedures set forth on the proxy card.

Sincerely,

Kenneth J. LeStrange
Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2009
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual General Meeting”) of Endurance Specialty Holdings Ltd. (the “Company”) will be held on Thursday, May 14, 2009, at 8:00 a.m. (local time), at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.
At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:
1.	Election of directors:
•	The election of three Class I directors to the Board of Directors of the Company (the “Board of Directors”), each to serve until the end of their term as described in the accompanying materials and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;
•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.;
•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited;
•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited;
2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;
3.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.
Shareholders of record, as shown by the Register of Shareholders of the Company, at the close of business on March 9, 2009 are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2008, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of
Shareholders to be Held on May 14, 2009.
The Proxy Statement, Annual Report to Shareholders and the Annual Report on Form 10-K are
available at ir.endurance.bm/annual-proxy.cfm
All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, you are requested to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope or to vote via telephone or internet to make sure that your shares are represented at the Annual General Meeting. Pursuant to the Company’s Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting.

YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR USE THE AVAILABLE TELEPHONE OR INTERNET VOTING PROCEDURES SET FORTH ON THE PROXY CARD.

By Order of the Board of Directors,

John V. Del Col
Secretary
Pembroke, Bermuda
April 2, 2009

i

ii

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 14, 2009

INTRODUCTION
This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company” or “Endurance”), in connection with the solicitation of proxies, in the accompanying form, by the board of directors of Endurance (the “Board of Directors” or the “Board”) for use in voting at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Thursday, May 14, 2009, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. This proxy statement, the attached Notice of Annual General Meeting, the Annual Report on Form 10-K for the year ended December 31, 2008, the Annual Report to Shareholders for the year ended December 31, 2008 and the enclosed Proxy Card are first being mailed to Endurance’s shareholders on or about April 2, 2009. The Proxy Statement, the Annual Report to Shareholders and the Annual Report on Form 10-K are also available at ir.endurance.bm/annual-proxy.cfm.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING
Q:	What is a proxy?
A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col (collectively, the “Proxy Committee”) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:	What am I voting on?

A:	You are voting on two proposals:
1.	Election of directors:
•	Election of three Class I directors for a term of three years:
Steven W. Carlsen
Kenneth J. LeStrange
William J. Raver

•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.:
Steven W. Carlsen
David S. Cash
Kenneth J. LeStrange
•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited:
Alan Barlow
William H. Bolinder
Steven W. Carlsen
Kenneth J. LeStrange
Simon Minshall
Brendan R. O’Neill
•	Direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited:
Alan Barlow
William H. Bolinder
Steven W. Carlsen
Kenneth J. LeStrange
Simon Minshall
Brendan R. O’Neill
Biographical information of each director is included below under “Proposal No. 1 — Election of Directors.”
2.	Appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1 and FOR the appointment of, and the authorization of fees for, Ernst & Young Ltd. in Proposal No. 2.

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the Proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:	Who can vote?

A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 9, 2009 (the “Record Date”). Each ordinary share is generally entitled to one vote. However, the Company’s Bye-Laws (the “Bye-Laws”) restrict the aggregate voting power of those shareholders holding 9.5% or more of the Company’s outstanding ordinary shares to no more than 9.5% of the total votes cast.
In addition, the Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.

Pursuant to the terms of the Bye-Laws as described above, your voting interests have been adjusted by the Board of Directors such that your vote is as stated on the enclosed proxy card.
There is no cumulative voting of the Company’s ordinary shares.

Q:	How do I vote?

A:	There are four ways to vote:
1.	By completing and mailing your proxy card.

2.	By telephone, using the toll-free telephone number shown on your proxy card.

3.	By internet, by visiting the web site address shown on your proxy card.

4.	By attending the Annual General Meeting in person and submitting a written proxy card.
The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with this proxy statement.
Your shares will be voted as you indicate. If you do not indicate your voting preferences, the Proxy Committee, acting as your proxy, will vote your shares FOR proposals 1 and 2 listed above.

Q:	What vote is required to approve each proposal?

A:	Approval of each of the proposals listed above requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Q:	What is the quorum requirement of the Annual General Meeting?

A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 9, 2009, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 9, 2009, there were 57,546,519 ordinary shares outstanding.

Q:	Who can attend the Annual General Meeting?

A:	All holders of record of ordinary shares as of the close of business on March 9, 2009, can attend the Annual General Meeting. Seating, however, is limited and will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the vote:
•	by returning a later-dated proxy card;
•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or
•	by attending the Annual General Meeting in person and completing a written ballot.

Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to the proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid proxy.

Q:	Is my vote confidential?

A:	Yes. Only the inspectors of election and certain individuals who help with processing and counting the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:	Who will count the vote?

A:	Mellon Investor Services LLC will count the vote. Its representatives will be the inspectors of election.

Q:	What shares are covered by my proxy card?

A:	The shares covered by your card represent all the ordinary shares of the Company you own of record.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are held in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services LLC at 480 Washington Blvd., Jersey City, NJ 07310, telephone 1-877-272-7572 (toll-free U.S.) or 1-201-680-6693, or at their website, www.bnymellon.com.

Q:	What is “householding”?

A:	If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.
You may also request delivery of an individual copy of the annual report or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Attention: Investor Relations, Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.
You may be able to initiate householding if your bank or broker has chosen to offer such service, by following the instructions provided by your bank or broker.

Q:	Who is paying for this proxy solicitation?

A:	The Company is paying the cost of solicitation. We do not expect to pay any fees for the solicitation of proxies, but will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:	How do I recommend someone to be a director?

A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described on p. 14 of the proxy statement. The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2009 Annual General Meeting must have been received by the Company on or prior to December 4, 2008. Shareholder recommendations for director nominees for the 2010 Annual General Meeting must be received by the Company not later than December 3, 2009 and not earlier than November 3, 2009.

Q:	When are the shareholder proposals due for the 2010 Annual General Meeting?

A:	In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2010 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than December 3, 2009 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act.
In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 16, 2010.
Absent receipt of proper shareholder notice prior to December 3, 2009, the proxies designated by the Board of Directors of Endurance for the 2010 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.
PROPOSALS TO BE VOTED UPON
Proposal No. 1 — Election of Directors
Election of Endurance Directors
The Board of Directors currently consists of 12 directors, who are divided into three classes. Each class of directors serves for a term of three years.
Three Class I directors are to be elected at the Annual General Meeting. Two Class I directors, Gregor S. Bailar and R. Max Williamson, will not seek re-election to the Board of Directors at the 2009 Annual General Meeting. Neither Mr. Bailar nor Mr. Williamson has expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
If elected, the three Class I directors running for re-election will hold office until their respective successors have been duly elected and qualified at the 2012 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal. Replacements for Mr. Bailar and Mr. Williamson will not be nominated for election to the Board of Directors at the 2009 Annual General Meeting and the size of the Board of Directors will be set at 10 directors.
Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The Company’s corporate governance guidelines contain provisions requiring a majority vote standard apply to the election of directors. This means that directors are elected by the affirmative vote of a majority of the votes cast at the Annual General Meeting, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “withheld.” If a director in an uncontested election receives a greater number of votes cast “withheld” for his or her election than votes “for” such election, the director is required to submit a letter of resignation to the Board of Directors. The independent members of the Board of Directors have 90 days after the election to determine whether to accept the tendered resignation, taking into account the relevant facts and circumstances and giving due consideration to the best interests of the Company and its shareholders. The Board of Directors will then promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.
The following biographical information has been furnished by the respective nominees for election as Class I directors:
Steven W. Carlsen, 52, has been a director since February 2006. Mr. Carlsen is President of Shadowbrook Advising Inc., a consulting firm providing advisory and analytical services to insurance and reinsurance companies as well as to private equity and hedge fund groups investing in these areas. Prior to retiring from Endurance and reactivating his consulting practice in 2006, Mr. Carlsen was a founding member of Endurance, helping to raise the initial capital with Mr. LeStrange in 2001. He served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of its U.S. reinsurance subsidiary. Until June 1, 2008, Mr. Carlsen provided Endurance with underwriting and operating services on a part-time basis as a consultant. Mr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Mr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Mr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and the Plymouth Rock Group. Mr. Carlsen is currently enrolled as a full-time student at Fordham University’s Graduate School of Arts and Sciences, where he is pursuing a Ph.D. in Economics.
Kenneth J. LeStrange, 51, has been the Company’s Chairman of the Board, President and Chief Executive Officer since its formation. Mr. LeStrange has over twenty-eight years of experience in property and casualty underwriting. He has significant experience as a treaty and facultative underwriter and manager of treaty underwriting operations at Swiss Reinsurance Company and American Re Corporation. He began his underwriting career with Hartford Insurance Group and held several underwriting management positions at Swiss Re. During his tenure at American Re from 1986 to December 1997, he served as Executive Vice President of American Re and as President of its alternative market subsidiary, Am Re Managers, Inc, from 1989 to December 1997. In December 1997, he joined Aon Corporation as Chairman and CEO of its alternative market operations and was later named Chairman and CEO of Aon’s retail brokerage operations for the Americas. Mr. LeStrange remained with Aon until he joined the Company in 2001. Mr. LeStrange received a BA in both Economics and English from Colgate University. He has pursued graduate studies in Finance at New York University and Fordham University.
William J. Raver, 61, has been a director since May 2006. From July 2006 through January 2008, Mr. Raver served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (“NRRIT”) where he led a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, then totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS.CARLSEN, LESTRANGE AND RAVER AS CLASS I DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
Election of Slate of Director Designees to Endurance Specialty Insurance Ltd.
Pursuant to Bye-Law 151 of the Bye-Laws, the board of directors of Endurance Specialty Insurance Ltd. (“Endurance Bermuda”) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the “Endurance Bermuda Directors”). If elected, the Endurance Bermuda Directors will hold office until the successors are duly elected and qualified at the 2010 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Bermuda Directors shall constitute a direction to the Company to cause it to vote its shares in Endurance Bermuda to ensure that Endurance Bermuda’s board of directors consists of the Endurance Bermuda Directors. Proxies cannot be voted for a greater number of persons than the Endurance Bermuda Directors named. Each of the Endurance Bermuda Directors is a director or officer of the Company and receives no additional remuneration for serving on the board of directors of Endurance Bermuda. In the event that any of the below listed Endurance Bermuda Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.
The following persons constitute the slate of Endurance Bermuda Directors:
Steven W. Carlsen, 52, has been a director of Endurance Bermuda since February 2006. Mr. Carlsen’s biographical information is listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
David S. Cash, 44, has been a director of Endurance Bermuda since May 2008. Mr. Cash’s biographical information is listed below under “Management.”
Kenneth J. LeStrange, 51, has been a director of Endurance Bermuda since June 2002. Mr. LeStrange’s biographical information is listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SLATE OF ENDURANCE BERMUDA DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
The election of the slate of Endurance Bermuda Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.
Election of Slate of Director Designees to Endurance Worldwide Holdings Limited
Pursuant to Bye-Law 151 of the Bye-Laws, the board of directors of Endurance Worldwide Holdings Limited (“Endurance Worldwide”) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the “Endurance Worldwide Directors”). If elected, the Endurance Worldwide Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Worldwide Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance Worldwide to ensure that its board of directors consists of the Endurance Worldwide Directors. Proxies cannot be voted for a greater number of persons than the Endurance Worldwide Directors named. Each of the Endurance Worldwide Directors is a director or officer of the Company or a subsidiary of the Company and receives no additional remuneration for serving on the board of directors of Endurance Worldwide. In the event that any of the below listed Endurance Worldwide Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance Worldwide Directors:
Alan Barlow, 51, has been a director of Endurance Worldwide since May 2008. Mr. Barlow has been Senior Vice President & Claims Director of Endurance Worldwide Insurance Limited since December 2006, having joined as Claims Manager in 2004. Mr. Barlow is the Endurance Worldwide Insurance Limited representative with the International Underwriters Association and is a member of the London Market Claims Strategy Group. From 1993 until joining Endurance in 2004, Mr. Barlow held senior London Market positions in Sorema UK and Trenwick UK, most recently as Director of Claims and Commercial Director. Mr. Barlow previously held a risk management and claims role at Exxon Corp. in London, where he was responsible for the management of their onshore and offshore property & liability portfolio on behalf of their captive insurer, Ancon, Bermuda.
William H. Bolinder, 65, has been a director of Endurance Worldwide since December 2002. Mr. Bolinder’s biographical information is listed below under “Board of Directors — Information Concerning Current and Continuing Directors.”
Steven W. Carlsen, 52, has been a director of Endurance Worldwide since March 2007. Mr. Carlsen’s biographical information is listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
Kenneth J. LeStrange, 51, has been a director of Endurance Worldwide since December 2002. Mr. LeStrange’s biographical information is listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
Simon Minshall, 43, has been a director of Endurance Worldwide since June 2002 and Managing Director of Endurance Worldwide Insurance Limited since March 2008. From July 2002 until becoming Managing Director, Mr. Minshall was the Chief Financial Officer of Endurance Worldwide Insurance Limited. From January 2002 until becoming Chief Financial Officer of Endurance Worldwide Insurance Limited in July 2002, Mr. Minshall was a consultant to Endurance Worldwide Insurance Limited. Prior to working with Endurance, Mr. Minshall was CEO of Vavo.com, a European online insurance venture backed by GE Capital and Prudential from 2000 to 2001. From 1997 to 2000, he held a number of senior finance roles within the head office of Royal & Sun Alliance plc. These included Manager, Group Financial Control, and Finance Director of the E-Commerce division. In addition, he has held a number of company directorships and currently serves on the board of directors of a private technology company. Mr. Minshall is a Chartered Accountant and qualified with Deloitte & Touche in London and holds an Honours Degree in Law (LLB) from University College Wales.
Brendan R. O’Neill, 60, has been a director of Endurance Worldwide since May 2006. Mr. O’Neill’s biographical information is listed below under “Board of Directors — Information Concerning Current and Continuing Directors.”
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SLATE OF ENDURANCE WORLDWIDE DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
The election of the slate of Endurance Worldwide Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Election of Slate of Director Designees to Endurance Worldwide Insurance Limited
Pursuant to Bye-Law 151 of the Bye-Laws, the board of directors of Endurance Worldwide Insurance Limited (“Endurance U.K.”) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the “Endurance U.K. Directors”). If elected, the Endurance U.K. Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance U.K. Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance U.K. to ensure that its board of directors consists of the Endurance U.K. Directors. Proxies cannot be voted for a greater number of persons than the Endurance U.K. Directors named. Each of the Endurance U.K. Directors is a director or officer of the Company or a subsidiary of the Company and receives no additional remuneration for serving on the board of directors of Endurance U.K. In the event that any of the below listed Endurance U.K. Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.
The following persons constitute the slate of Endurance U.K. Directors:
Alan Barlow, 51, has been a director of Endurance U.K. since May 2008. Mr. Barlow’s biographical information is listed above under Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”
William H. Bolinder, 65, has been a director of Endurance U.K. since December 2002. Mr. Bolinder’s biographical information is listed below under “Board of Directors — Information Concerning Current and Continuing Directors.”
Steven W. Carlsen, 52, has been a director of Endurance U.K. since March 2007. Mr. Carlsen’s biographical information is listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
Kenneth J. LeStrange, 51, has been a director of Endurance U.K. since December 2002. Mr. LeStrange’s biographical information is listed below under ‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
Simon Minshall, 43, has been a director of Endurance U.K. since June 2002. Mr. Minshall’s biographical information is listed above under Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”
Brendan R. O’Neill, 60, has been a director of Endurance U.K. since May 2006. Mr. O’Neill’s biographical information is listed below under “Board of Directors — Information Concerning Current and Continuing Directors.”
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SLATE OF ENDURANCE U.K. DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
The election of the slate of Endurance U.K. Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.
Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm
Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2009, and recommends that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young Ltd. has audited the Company’s financial statements since the Company’s inception in December of 2001. Representatives of Ernst & Young Ltd. are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.
BOARD OF DIRECTORS
Information Concerning Current and Continuing Directors
Class I: Term Expires at the 2009 Annual General Meeting
Gregor Bailar, 45, has been a director since November 2006. Since his retirement from the position of Chief Information Officer of Capital One Financial Corporation in September 2007, Mr. Bailar has been an independent investor, executive advisor, industry speaker and international philanthropist. Prior to assuming his position at Capital One in 2001, Mr. Bailar spent four years at the NASDAQ Stock Market as Chief Information Officer and Executive Vice President for Operations and Technology, where he was responsible for all aspects of technology and operations. Mr. Bailar was also Chairman and Founder of IndigoMarkets Inc., a software development subsidiary in Chennai, India. Mr. Bailar joined NASDAQ after four years at Citicorp, where he was Managing Director of Advanced Development for Global Corporate Banking. At Citicorp he was responsible for oversight of all major technology expenditures and initiatives as well as the management of the technological direction and strategy of Citicorp’s Global Banking Business. Before his tenure at Citicorp, Mr. Bailar held key strategic and management positions at Perot Systems Corporation, Trirex Systems, Inc., NeXT Computer, Inc. and Hewlett-Packard. Mr. Bailar earned a BA degree in electrical engineering from Dartmouth College. He serves on the boards of directors of the Corporate Executive Board and the National Wildlife Federation Board. Mr. Bailar has elected not to seek re-election to the Board of Directors at the 2009 Annual General Meeting. Mr. Bailar has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
R. Max Williamson, 71, has been a director since February 2006. Mr. Williamson’s career in the insurance industry began in 1962. Most recently, Mr. Williamson served as Chairman of the Board of Scottsdale Insurance Company, the fifth largest excess and surplus lines company in the United States, until his retirement in December of 2005. He served as President of Scottsdale Insurance Company from 1995 to 2005. He began his career with Travelers Insurance Company, where he served as Commercial Property & Casualty District Manager in various locations. Mr. Williamson, a Chartered Property Casualty Underwriter, is a graduate of Bowling Green State University and has served as President of its Board of Trustees Alumni Organization. He has also served on the boards of the Griffith Foundation for Insurance Education, the National Association of Professional Surplus Lines Offices (NAPSLO), the Derek Hughes NAPSLO Educational Foundation, the Scottsdale Cultural Arts Council and Valley of the Sun United Way. He currently serves on the Foundation Board of Bowling Green State University. Mr. Williamson has elected not to seek re-election to the Board of Directors at the 2009 Annual General Meeting. Mr. Williamson has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Class II: Term Expires at the 2010 Annual General Meeting
John T. Baily, 65, has been a director since August 2003. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of NYMAGIC, Inc., RLI Corp. and Albright College. A graduate of both Albright College (BA, Economics) and the University of Chicago (MBA), Mr. Baily is a CPA and has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.
Norman Barham, 67, has been a director since August 2004. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from 1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the board of directors of Queens College and Frenchman’s Creek.
Galen R. Barnes, 62, has been a director since May 2004. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, the Alliance of American Insurers, National Council on Compensation Insurance, and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated World Financial Capital Bank of Salt Lake City, Utah. His voluntary directorships include the James Cancer Hospital of Columbus, Ohio, Ohio Dominican University and the Self Insurance Board of the Ohio State University.
Class III: Term Expires at the 2011 Annual General Meeting
William H. Bolinder, 65, has been a director since December 2001. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding US Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group since 1998. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987.
Brendan R. O’Neill, 60, has been a director since February 2005. Mr. O’Neill was Chief Executive Officer of ICI PLC, a specialty chemicals company, from 1998 to 2003. Prior to joining ICI PLC, Mr. O’Neill was managing director of Guinness Brewing Worldwide from 1993 to 1998, where he is credited with rebuilding the Guinness business and reestablishing its brand image on a global basis. A Fellow of the Chartered Institute of Management Accountants, Mr. O’Neill held numerous finance roles early in his career at Ford Motor Company, BICC Ltd. and Midland Bank PLC (HSBC). Mr. O’Neill currently serves on the boards of directors of Tyco International Ltd., Informa Group PLC, Aegis Group PLC and Watson Wyatt Worldwide Inc.
Richard C. Perry, 54, has been a director since December 2001. Mr. Perry founded Perry Capital in 1988 and since then the firm has grown to more than $14 billion under management. Prior to 1988, Mr. Perry worked in the equity arbitrage area of Goldman, Sachs & Co. He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department. He is a member of the board of directors of Sears Holdings Corporation, Capital Business Credit LLC and MedGroup Inversiones S.L. He currently serves as a member of the boards of trustees of the Allen Stevenson School, Milton Academy, Facing History and Ourselves, Harlem Children’s Zone and the University of Pennsylvania. He also serves on the Undergraduate Executive Board of the University of Pennsylvania’s Wharton School.

Robert A. Spass, 53, has been a director since July 2002. Mr. Spass is a Partner of Capital Z Partners, an investment firm he joined as a founding partner upon its formation in February 2007. He previously held similar positions at its predecessor firm, also named Capital Z Partners, which he joined as a founding partner in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of Universal American Financial Corp. and Lancashire Holdings Limited.
Lead Director
In November 2006, the independent directors of the Board designated William H. Bolinder as its Lead Director. The Lead Director’s responsibilities are to:
•	preside at all executive sessions of the independent directors;
•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;
•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;
•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);
•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and
•	perform such other duties as are requested by the Board.
Mr. Bolinder is scheduled to serve as Lead Director until the 2011 Annual General Meeting or his earlier resignation or removal.
Committees of the Board of Directors
The Board of Directors presently has the following standing committees: Audit, Compensation, Investment, Nominating and Corporate Governance, and Risk and Underwriting. Except for the Investment Committee and the Risk and Underwriting Committee, on which Mr. Carlsen serves, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance standards (the “NYSE Corporate Governance Standards”). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.
Below is a description of the composition, activities and meeting information of each of the standing committees of the Board of Directors:
Audit Committee. The Audit Committee currently is comprised of Messrs. Baily, O’Neill, Raver and Spass and is chaired by Mr. Baily. The Board of Directors has determined that Mr. Baily is an “audit committee financial expert” as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors, (iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endurance.bm. Click on “Investor Relations,” then click on “Corporate Governance” and then “Audit Committee Charter.” The Audit Committee held four meetings during 2008.

Mr. O’Neill serves as a member of the Audit Committee as well as a member of three additional public company audit committees. Pursuant to the terms of the Audit Committee Charter and the regulations of the New York Stock Exchange, at its meeting on February 26, 2009, the Board of Directors determined that Mr. O’Neill’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on the Audit Committee.
Compensation Committee. The Compensation Committee currently is comprised of Messrs. Bailar, Barham, O’Neill, Perry and Spass and is chaired by Mr. O’Neill. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. The Compensation Committee held four meetings during 2008.
Investment Committee. The Investment Committee currently is comprised of Messrs. Baily, Carlsen, O’Neill, Perry and Raver and is chaired by Mr. Perry. The Investment Committee establishes investment guidelines and supervises the Company’s investment activity. The Investment Committee regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Investment Committee held four meetings during 2008.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barnes, Bolinder, Perry and Spass and is chaired by Mr. Bolinder. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held four meetings during 2008.
Risk and Underwriting Committee. The Risk and Underwriting Committee currently is comprised of Messrs. Bailar, Barham, Barnes, Bolinder, Carlsen and Williamson and is currently chaired by Mr. Barnes. Mr. Bolinder also chaired the Risk and Underwriting Committee during 2008. The Risk and Underwriting Committee oversees the Company’s underwriting policies and approves any exceptions thereto. The Risk and Underwriting Committee held four meetings during 2008.
Director Nominee Process
In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s directors, Chief Executive Officer (the “CEO”), other members of senior management and shareholders. The procedures for submitting shareholder nominations of individuals for election at the 2009 Annual General Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the CEO and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside directors, the CEO and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.

Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Such notice of nomination for the 2010 Annual General Meeting of Shareholders must be received by the Company not later than December 3, 2009 and not earlier than November 3, 2009. Submissions should include:
(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;
(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;
(iii)	the class and number of shares which are held by the shareholder;

(iv)	the name and address of each individual to be nominated;
(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described below;
(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;
(vii)	all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;
(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;
(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;
(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;
(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;
(xii)	the signed consent of any such nominee to serve as a director, if so elected; and
(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.
Director Qualifications
The Nominating and Corporate Governance Committee seeks candidates for the Board of Directors who possess personal characteristics consistent with those who:
•	have demonstrated high ethical standards and integrity in their personal and professional dealings;
•	possess high intelligence and wisdom;
•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);
•	ask for and use information to make informed judgments and assessments;
•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or
•	have a history of achievements that reflect high standards for themselves and others, while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.

In addition, the Nominating and Corporate Governance Committee seeks candidates who will contribute specific knowledge, expertise or skills, in order to create a diversified and well rounded Board of Directors. The Nominating and Corporate Governance Committee therefore seeks candidates for the Board of Directors who have one or more of the following attributes:
•	a record of making good business decisions;
•	an understanding of management “best practices”;
•	relevant industry-specific or other specialized knowledge;
•	a history of motivating high-performing talent; and
•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.
In evaluating any potential candidate, the Nominating and Corporate Governance Committee also considers independence and potential conflicts issues with respect to directors standing for re-election and other potential nominees, and whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders. In addition, the Nominating and Corporate Governance Committee takes into account the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors.
In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also consider the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Company has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee, and revised as necessary to continue to reflect improvements in our corporate governance standards.
The Board of Directors has adopted a Code of Business Conduct and Ethics that outlines the principles, policies and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee is required to read and follow the Code of Business Conduct and Ethics. Any required amendment to, or waivers of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board of Directors or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.
Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. Click on “Investor Relations,” then click on “Corporate Governance” and then “Corporate Governance Guidelines” or “Code of Business Conduct and Ethics.”

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company. In addition, we require that each employee of the Company certify annually their compliance with the Company’s Code of Business Conduct and Ethics.
Board of Director and Committee Designations under the Amended and Restated Shareholders Agreement
Pursuant to the terms of the Company’s amended and restated shareholders agreement, Perry Capital, one of the Company’s founding investors, has designated Richard C. Perry, the President and Chief Executive Officer of Perry Capital to the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Perry has subsequently been elected as a director and serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and as the Chairman of the Investment Committee of the Board of Directors.
Communication with Directors
Shareholders and other interested parties may contact any Endurance director, including non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All comments, complaints and concerns will be received and processed by Endurance’s Secretary.
Attendance at Meetings by Directors
The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Four meetings of the Board of Directors were held in 2008. All of the Company’s directors during 2008 attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which they served. Nine of the ten continuing directors attended the Company’s 2008 Annual General Meeting of Shareholders.
Director Independence
Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the NYSE and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Categorical Standards. To assist it in making its independence determinations, the Board of Directors has adopted categorical standards as set forth in the NYSE Corporate Governance Standards that it applies in determining the independence of each director. The Board of Directors also makes its determinations based on all relevant facts and circumstances. These categorical standards used in making determinations of independence state that:
1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.
2.	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.
3.	A director who (i) is a current partner or employee of a firm that is the company’s internal or external auditor; or (ii) has an immediate family member who is a current partner of such a firm; or (iii) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) is or has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.
4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.
5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.
Independence Determination. The Board of Directors has determined, in accordance with the NYSE Corporate Governance Standards, that all of the members of the Board of Directors and nominees for director, other than Steven W. Carlsen and Kenneth J. LeStrange, are independent and have no material relationships with the Company.
Compensation of Directors
During 2008, the Company provided its non-employee directors with the following cash compensation:
•	a base annual retainer fee of $70,000 per annum;
•	an additional retainer fee of $7,500 per annum for the Chairpersons of committees (other than the Chairperson of the Audit Committee);
•	an additional retainer fee of $17,500 per annum for the Chairperson of the Audit Committee;
•	an additional retainer fee of $30,000 per annum for the Lead Director; and
•	reimbursement for usual and customary travel expenses.
In addition to cash compensation, the Company delivers to its non-employee directors on the date of each Annual General Meeting equity incentive compensation in the form of stock options or restricted shares valued at $70,000, with the number of options or restricted shares to be determined by either the Black-Scholes method or division by the fair market value of the Company’s ordinary shares on the date of grant, as applicable. In 2008, each non-employee director was granted 1,990 restricted shares, which were issued under the Company’s 2007 Equity Incentive Plan. The restricted shares granted to non-employee directors will vest on the one year anniversary of the grant date and accrue dividends during the one year restricted period.

Mr. LeStrange, a director who is also an employee of the Company, receives no additional compensation for his service as a director of the Company.
In connection with his departure from the employ of the Company, Mr. Carlsen entered into a consulting agreement with the Company (the “Consulting Agreement”), which expired on June 1, 2008. The Consulting Agreement provided for Mr. Carlsen to provide his advice in connection with certain underwriting matters within the Company. Mr. Carlsen received from the Company an annual consulting fee of $258,000, plus a potential supplemental annual payment based upon his performance under the Consulting Agreement and as determined in the Company’s sole discretion. In 2008, the Company paid $107,500 to Mr. Carlsen for his work on behalf of the Company during the first five months of 2008. In addition, in March 2008, the Company determined to make a supplemental payment of $130,000 to Mr. Carlsen in respect of his performance in 2007. Mr. Carlsen is bound by non-competition and non-solicitation obligations in the Consulting Agreement which applied during the term of the Consulting Agreement and for a two year period after its termination.
The following table sets forth, for the year ended December 31, 2008 the compensation for services to the Company by each of its non-employee directors.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($) (1)	($) (2)	($)	Earnings ($)	($) (3)	Total ($)
Gregor S. Bailar	$70,000	$65,359	—	—	—	$1,930	$137,289
John T. Baily	$87,500	$65,359	—	—	—	$1,930	$154,789
Norman Barham	$70,000	$65,359	—	—	—	$1,930	$137,289
Galen R. Barnes	$71,875	$65,359	—	—	—	$1,930	$139,164
William H. Bolinder	$105,625	$65,359	—	—	—	$1,930	$172,914
Steven W. Carlsen	$70,000	$206,811	—	—	—	$109,430	$386,241
Brendan R. O’Neill	$77,500	$65,359	—	—	—	$1,930	$144,789
Richard C. Perry	$77,500	$65,359	—	—	—	$1,930	$144,789
William J. Raver	$70,000	$65,359	—	—	—	$1,930	$137,289
Robert A. Spass	$70,000	$65,359	—	—	—	$1,930	$137,289
R. Max Williamson	$70,000	$65,359	—	—	—	$1,930	$137,289

(1)	Amounts represent the dollar amount we recognized in 2008 for financial statement reporting purposes with respect to restricted shares granted in 2008 and 2007. In accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) — Share-Based Payment (“SFAS 123R”), the amounts in the table disregard the estimate of forfeitures on service-based awards. We used the same assumptions to calculate these amounts as we used for financial statement reporting purposes. At the time of our 2008 Annual General Meeting of Shareholders, held on May 15, 2008, the Company granted 1,990 restricted shares to each of our non-employee directors. The estimated grant date fair value of each restricted share award was $69,988, which we calculated using the closing market price of our ordinary shares on the date of grant ($35.17). The 1,990 restricted shares will vest and become unrestricted ordinary shares on May 15, 2009. Dividends paid on the restricted shares are included in the All Other Compensation column. As a former employee of the Company, as of December 31, 2008, Mr. Carlsen had the following unvested restricted shares and restricted share units outstanding:

			2008 SFAS 123R
		Number of Stock	Expense of Stock
Grant Date	Award Type	Awards Outstanding	Awards ($)
9/28/2007 (A)	Restricted Share	3,888	—
9/28/2007	Restricted Share	4,281	$53,907
9/30/2007	Restricted Share Unit	527	$14,598
12/31/2007	Restricted Share Unit	520	$17,497
3/31/2008	Restricted Share Unit	598	$16,415
5/15/2008	Restricted Share	1,990	$43,743
6/30/2008	Restricted Share Unit	711	$14,594
9/30/2008	Restricted Share Unit	706	$3,648
12/31/2008 (B)	Restricted Share Unit	717	—

(A)	On the grant date noted, Mr. Carlsen exchanged outstanding restricted share units for restricted shares. The new restricted shares have substantially the same terms and fair value as the restricted share units just prior to the exchange. No additional SFAS 123R expense resulted from this exchange. The 2008 SFAS 123R expense included above represents the continued recognition of expense consistent with the original grant. See Note 16 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for additional information on this exchange.

(B)	No expense under SFAS 123R was attributed to this grant, as the grant was made on the last business day of the year of grant.

For additional information regarding the restricted share units and restricted shares, see Note 16 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	No stock options were granted by the Company to directors in 2008. As of December 31, 2008, the following stock option awards had been issued to non-employee directors and remained outstanding. All of the following stock option awards have vested and are fully exercisable.

			2008 SFAS 123R
		Number of Option	Expense of Option
Name	Grant Date	Awards Outstanding	Awards ($)
John T. Baily	May 5, 2004	5,000	—
Galen R. Barnes	May 5, 2004	5,000	—
William H. Bolinder	February 25, 2003	5,000	—
	May 5, 2004	5,000	—
Steven W. Carlsen*	December 17, 2001	97,637	—
Richard C. Perry**	February 25, 2003	5,000	—
	May 5, 2004	5,000	—
Robert A. Spass***	February 25, 2003	5,000	—
	May 5, 2004	5,000	—

*	All of Mr. Carlsen’s stock options were granted while he was an employee of the Company. Mr. Carlsen has not received any new stock options since he has joined the Board.

**	Includes 7,300 stock options held by Perry Partners International, Inc. and 2,700 stock options held by Perry Partners, L.P. Perry Corp., which is a registered investment advisor under the Investment Advisors Act of 1940, and Richard Perry have voting and investment power with respect to the foregoing securities, but each disclaims beneficial ownership of such securities (except to the extent of any pecuniary interest therein).

***	All 10,000 stock options granted to Mr. Spass have been transferred to Capital Z Management, LLC. Mr. Spass disclaims beneficial ownership of such securities.

(3)	Directors are reimbursed for out of pocket expenses incurred in connection with their services to the Company. Each director also received dividends on the restricted shares. As noted above, Mr. Carlsen received from the Company a consulting fee of $107,500 for his work on behalf of the Company during the first five months of 2008. In addition, in March 2008, the Company determined to make a supplemental payment of $130,000 to Mr. Carlsen in respect of his performance in 2007. The Consulting Agreement between Mr. Carlsen and the Company expired on June 1, 2008.

MANAGEMENT
Biographies of the current executive officers of the Company are set forth below.
Michael E. Angelina, 42, joined Endurance as its Chief Actuary in June 2005 and currently serves as the Company’s Chief Actuary/Chief Risk Officer. Mr. Angelina is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Angelina graduated from Drexel University with a B.S. in Mathematics and began his actuarial career with CIGNA in the workers compensation and actuarial research units. Mr. Angelina then joined Tillinghast in 1988 where he participated in the development of Tillinghast’s excess of loss pricing system and its Global Loss Distributions initiative, as well as numerous client assignments, with a focus on reinsurance companies. Mr. Angelina worked for one year for Reliance Reinsurance Corp. as a Vice President and Actuary prior to returning to Tillinghast in 2000. Mr. Angelina is the co-author of Tillinghast’s industry-wide asbestos actuarial study and participated in the development of the 2003 FAIR Act (proposed Federal asbestos legislation).
Thomas D. Bell, 54, has been Executive Vice President of Endurance since January 2008. From February 2007 until January 2008, Mr. Bell was an Executive Vice President of Endurance U.S. Holdings Corp. and previously served from December 2004 until February 2007 as President of Endurance Bermuda from March 2003 until December 2004 and Executive Vice President, Reinsurance Operations of Endurance Bermuda from December 2001 until March 2003. Prior to joining the Company, Mr. Bell spent a total of 21 years at American Re Corporation beginning in 1978, where he was most recently Senior Vice President responsible for the Regional Middle Markets Marketing Group. During this time, he also held various posts within American Re, ranging from property, casualty and ocean marine treaty and facultative underwriter to Senior Vice President and Eastern Region Manager. From 1984 to 1986, he served as a property underwriter at North American Re Insurance Company and with the Hartford Insurance Company in various underwriting capacities from 1973 to 1978. Mr. Bell received a BBA in 1977 from what is now St. John’s University’s Peter J. Tobin College of Business, School of Risk Management and has completed several Executive Education Programs at the Wharton School of the University of Pennsylvania. Mr. Bell has notified the Company of his intention to retire on June 1, 2009.
David S. Cash, 44, has been Chief Underwriting Officer of Endurance since December 2005. Previously, Mr. Cash was President of Endurance Bermuda from December 2004 to December 2005 and the Company’s Chief Actuary/Chief Risk Officer from December 2001 to June 2005. Mr. Cash joined the Company from Centre Solutions Ltd. in Bermuda where he was a Vice President focused on structured finance and insurance programs since 1996. Mr. Cash was a member of the board of directors of Centre Life Finance, Centre Solutions’ senior settlement financing company. From 1993 to 1996, Mr. Cash was Vice President and Underwriter at Zurich Re Centre. Prior to Zurich Re, Mr. Cash served as a consulting actuary at Tillinghast-Towers Perrin in New York. Mr. Cash received an Msc. in mathematics from Oxford University, which he attended as a Rhodes Scholar. Mr. Cash is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and is a native of Bermuda.
John V. Del Col, 47, has been the Company’s General Counsel and Secretary since January 2003 and Executive Vice President, Acquisitions since February 2007. From October 1999 until January 2003, Mr. Del Col served as Executive Vice President, General Counsel, and Secretary of Trenwick Group Ltd. and its predecessor company, Trenwick Group Inc., a property and casualty reinsurer. Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell Re Corporation, a property and casualty reinsurer, from January 1998 until its merger with and into Trenwick Group Inc. in October 1999. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.
Michael P. Fujii, 54, has been President and Chief Executive Officer, Worldwide Insurance since February 2007 and President and Chief Executive Officer of Endurance’s U.S. Insurance Operations from October 2004 until relocating to Endurance Bermuda in 2008. Mr. Fujii has focused the past 30 years in the specialty lines property and casualty insurance industry. Prior to joining Endurance, he served as President and CEO of Great American Custom Insurance Services, Inc. from 1992 to 2004. Prior to that, he spent eleven years with the CIGNA Insurance Companies, serving as President of CIGNA Excess & Surplus Insurance Co. and earlier as Vice President and Chief Financial Officer of CIGNA’s Excess & Surplus Division. A graduate of Loyola University, Los Angeles, California, Mr. Fujii is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.

Daniel M. Izard, 63, was Chief Operating Officer of Endurance from February 2007 until August 2008 and President of Endurance Bermuda from December 2005 until August 2008. Mr. Izard joined Endurance in 2002 and has served as head of Endurance Bermuda’s Aviation Underwriting Department and, as the Chief Operating Officer of Endurance Bermuda. Mr. Izard retired from Endurance on September 1, 2008. Prior to joining Endurance, Mr. Izard served for 14 years as President and Chief Executive Officer of Associated Aviation Underwriters, Inc. (AAU), a managing general underwriter owned by Chubb and CNA. Mr. Izard held numerous positions within AAU including Director of Reinsurance, Senior VP/Director of National Accounts, and Executive VP and Chief Operating Officer. He has also served as President of the London-based International Union of Aviation Insurers, and as Chairman of the Associate Member Advisory Council and member of the Board of Directors of the National Business Aviation Association. Mr. Izard began his aviation career as a pilot and officer in the U.S. Air Force. Mr. Izard is currently a member of the Board of Directors of Duncan Aviation, Inc. In 1994, he received the Flight Safety Foundation’s Business Aviation Meritorious Award. Mr. Izard received his degree from the University of Illinois, where he graduated with honors.
William M. Jewett, 51, has been President and Chief Executive Officer, Worldwide Reinsurance since February 2007 and has been President of Endurance Reinsurance Corporation of America from January 2004 until relocating to Endurance Bermuda in 2008. Mr. Jewett joined the Company in December 2002 from Converium Reinsurance (North America) where he was Chief Underwriter of Risk Strategies, the non-traditional reinsurance underwriting division. He had responsibility for the underwriting, marketing, planning and overall management of Converium’s non-traditional reinsurance business. While at Converium, Mr. Jewett also had responsibility for general casualty and workers’ compensation treaty underwriting, and was a member of the company’s board of directors. Prior to Converium, Mr. Jewett was responsible for underwriting and marketing in the U.S. for Centre Reinsurance Company of New York. He started his career at Prudential Re, and spent eight years in management at NAC Re, where he served as Vice President and Manager of the Casualty Treaty department. Mr. Jewett holds an A.B., magna cum laude, from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania.
Catherine A. Kalaydjian, 50, was named Chief Claims Officer of Endurance as of March 2007. She joined Endurance in August 2003 as Head of Claims for the U.S. reinsurance operations. Ms. Kalaydjian joined Endurance from QBE the Americas, where she was the Senior Vice President, Head of Claims for both the North and South America operations. Prior to joining QBE in 1997, Ms. Kalaydjian spent ten years as the senior claims officer and a Director of Resolute Management Corp., a wholly owned subsidiary of Berkshire Hathaway. She started her primary career with GAB Business Services and was the Excess Surplus Lines Claim Manager at Integrity Insurance Company. Ms. Kalaydjian is very active in leadership roles in industry organizations and is a past President of the Excess/Surplus Lines Claims Association and a past President of APIW (Association of Professional Insurance Women). Ms. Kalaydjian holds a B.A. cum laude, in Marketing Management from Siena College, Loudonville, NY.
Kenneth J. LeStrange, 51, has been the Company’s Chairman, President and Chief Executive Officer since its formation in 2001. Mr. LeStrange’s biographical information is included above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”

Michael J. McGuire, 36, has been Chief Financial Officer since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his most recent role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
John L. O’Connor, 46, has been President and Chief Operating Officer of Endurance Services Limited since October 2004. Mr. O’Connor came to Endurance with nearly 20 years of consulting and public accounting experience, most recently as a Partner in Accenture’s Financial Services Practice, responsible for Insurance Solutions in North America, including underwriting, claims, policy management, reinsurance, billing and other related solutions. Mr. O’Connor joined Arthur Andersen, Accenture’s former parent organization, in 1985, as an auditor. A graduate of Fairfield University (BS, Accounting), Mr. O’Connor is a Certified Public Accountant and a Fellow of the Life Management Institute.
Mark Silverstein, 46, has been Chief Investment Officer of Endurance Services Limited since August 2005. Mr. Silverstein has 23 years of professional experience in investments, and has focused on fixed income investments throughout his career. He began his career in 1985 in Fixed Income Research with Credit Suisse First Boston. In 1991, Mr. Silverstein joined BEA Associates, an investment firm, as Vice President, Fixed Income Portfolio Manager. BEA was later acquired by Credit Suisse Asset Management, where Mr. Silverstein became Managing Director, Fixed Income Portfolio Manager. His responsibilities included managing U.S. and global core fixed income portfolios with $4.5 billion in assets. Most recently, Mr. Silverstein was an Executive Vice president at XL Investment Management (USA), LLC. In this capacity, he led the Structured and Spread Asset Group, which managed $13 billion in assets. Mr. Silverstein holds a B.S. in Urban Studies from Cornell University and an M.B.A. in Finance from the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Compensation Programs
The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters. In order to accomplish this objective, the Company believes that it must attract, motivate and retain the talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based its compensation program for the Company’s employees on the following principles:
•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.
•	Compensation should be based on the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance, because they are more likely to affect the Company’s results. In addition, a greater portion of more senior employees’ pay should be variable (such as annual incentive and equity incentive compensation) rather than fixed (such as base salary).
•	Compensation should reward performance. Top tier individual and Company performance, measured on both an absolute and relative basis, should result in top-tier compensation. Where individual and/or Company performance lags absolute and relative objectives, compensation should deliver lower-tier compensation.
•	Compensation should be linked to achievement. To be effective, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its performance goals.
•	Compensation should reflect the means by which performance is achieved. To ensure the Company’s performance is attained by means encompassed by the Company’s risk parameters, the Company’s compensation program permits adjustment upward or downward in its variable compensation elements prior to earn out at the discretion of the Compensation Committee.
•	Compensation should foster the long-term focus required for success in the insurance and reinsurance industries. Employees at higher levels in the Company receive an increasing proportion of their compensation in the form of equity incentives which vest over time because they are in a position to have a greater influence on longer-term results.
The Company’s Compensation Process
The Company’s compensation policies are set by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised exclusively of independent members of the Board of Directors. To assist the Compensation Committee in accomplishing its goals, the Compensation Committee has regularly engaged an independent executive compensation consulting firm, which is directly accountable to the Compensation Committee. In 2008, the Compensation Committee engaged the independent executive compensation consulting firm to conduct a peer group compensation analysis, to assist the Compensation Committee with the execution of the 2008 year-end compensation program and 2009 compensation planning and to review the Company’s Compensation Discussion and Analysis.
The Compensation Committee met in executive session in February 2009 to review the Company’s performance and the performance of the President and Chief Executive Officer and the Company’s other senior executives, including the executive officers named in the Summary Compensation Table below (collectively, the “Named Executive Officers”), other than Daniel M. Izard, who retired on September 1, 2008. The Compensation Committee advised the Board of Directors with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:
•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term in a manner which remains within the Company’s risk tolerances. To that end, the Compensation Committee establishes at the beginning of each year a set of financial targets, including a return on average equity target, based upon the Company’s budget and financial plan and risk tolerances presented to and approved by the Board. In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes the individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer — a process which is then repeated throughout the organization. By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.
•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its corporate objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s absolute and relative performance and the Company’s compliance with its established risk parameters.
•	Absolute Company Performance. The Compensation Committee considers the Company’s performance over the past year, relative to the Company’s budget presented to the Board at the commencement of the year. The Compensation Committee reviews all aspects of the Company’s actual performance versus budget, with particular emphasis on the Company’s actual versus budgeted operating return on average equity and the Company’s compliance with its established risk parameters.
•	Relative Company Performance. The Compensation Committee also reviews the Company’s performance over the past year relative to a peer group of Bermuda-based insurance and reinsurance companies. The companies included in the peer group considered by the Compensation Committee are:
•	Allied World Assurance Company Limited

•	Arch Capital Group Ltd.

•	Axis Capital Holdings Limited

•	Everest Re Group, Ltd.

•	IPC Holdings, Ltd.

•	Max Capital Group Ltd.

•	Montpelier Re Holdings Ltd.

•	PartnerRe Ltd.

•	Platinum Underwriters Holdings, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Transatlantic Holdings, Inc.
The Compensation Committee measures the relative operating return on average equity of the Company and its peers, believing that operating return on average equity represents the most effective measurement of performance in the business in which the Company operates.
In determining the Company’s overall performance, the Compensation Committee ascribes a 65% weight to the Company’s absolute performance versus budget and a 35% weight to the Company’s performance relative to its peers, but reserves the right to adjust the performance weighting and to take into account alternative measures of Company performance for a given year.

•	Assessment of Individual Performance. At the conclusion of each year, the non-management directors complete a written evaluation of the Chief Executive Officer’s performance for the past year. The written evaluation includes an assessment of the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The written evaluation also includes an opportunity for director input on the Chief Executive Officer’s strengths and developmental needs. The results of the written evaluation are shared by the Board with the Chief Executive Officer. A similar written evaluation and review is utilized by the Chief Executive Officer for the senior executives and by managers for each other employee throughout the Company.
In determining the level of annual incentive compensation and salary merit increase, the Compensation Committee ascribes a variable weight to individual performance versus Company performance. The Compensation Committee believes that the more senior the executive is within the Company, the greater ability that executive has to influence the Company’s overall performance. The proportional split between individual performance and Company performance ranges from 100% individual performance for administrative level employees to 100% Company performance for the Company’s Chief Executive Officer. The Compensation Committee reserves the right to adjust the relative weighting of individual and Company performance and to take into account alternative measures of performance for a given year or for specific individuals, including the Chief Executive Officer.
•	Peer Compensation Comparison. The Compensation Committee believes proper execution of the Company’s strategic and tactical business plans requires employees who have knowledge and talent which is unique to the specialized insurance and reinsurance business lines in which the Company participates and, as a result, the Company must compete with its peer companies for talent. In order to compare the Company’s compensation program to its peers, the Compensation Committee reviews publicly available peer group proxy data, as well as the data available from industry compensation surveys. The Compensation Committee compares compensation programs generally, as well as the compensation of individual executives to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes peer group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning generally between the 35th and 65th percentile of comparative pay of the Company’s peers. To the extent sufficient competitive data is available, the Compensation Committee targets compensation for the Chief Executive Officer and senior executives during a year in which both the Company and individual have met or exceeded performance targets in the 65th percentile of comparative pay.
•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation and equity incentive compensation of the Chief Executive Officer and the Company’s senior executives. In addition, the Compensation Committee reviews all other compensation elements, including non-equity incentive plan compensation, deferred compensation and perquisites for the Company’s Chief Executive Officer and the Company’s most senior executive officers. The Compensation Committee also reviews the Company’s contractual obligations to its senior executives in the event of a change in control of the Company or an employment termination event. Following its review of these compensation elements at its meeting in February 2009, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.

Elements of the Company’s Compensation Program
The Company’s compensation program combines four elements: (i) base salary; (ii) annual incentive compensation; (iii) long-term incentive compensation in the form of equity compensation and (iv) a package of employee benefits. The following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for the Company’s Named Executive Officers.
Base Salary. Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. Base salaries for the Company’s executives are targeted at the median of base salaries paid for similar positions at a comparative group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. As used in this discussion, base salary refers to the annual base salary rate as of the end of the applicable year. In setting base salaries for 2008, the Compensation Committee considered the following factors:
•	The Company’s Merit Increase Budget. The Company’s overall budget for base salary increases for 2008 was determined based upon industry compensation surveys in the United States, Bermuda and the United Kingdom — the three primary markets in which the Company operates.
•	Internal Differences in Positions. The Company’s base salaries differ based upon the job level of a given employee and the seniority of the employee occupying that position.
•	Individual Performance. Salary increases for the Company’s employees may be greater than or less than the average budgeted salary increase based upon that employee’s individual performance during the year.
Mr. LeStrange’s base salary remained unchanged at $1,000,000 per year for 2008. On March 11, 2009, at Mr. LeStrange’s request, Mr. LeStrange and the Company amended Mr. LeStrange’s employment agreement to reduce his 2009 base salary to $900,000 per year. The average base salary at December 31, 2008 for the Named Executive Officers other than Mr. LeStrange and Mr. Izard, was $513,250, an increase of 8% from the average base salary at December 31, 2007 for such Named Executive Officers. The increase in base salary from 2007 to 2008 for the Named Executive Officers included promotion-related base salary increases for certain of the Named Executive Officers. Each of the Named Executive Officers agreed to voluntarily forgo any increase in their base salary for 2009.
Annual Incentive Compensation. Our annual incentive compensation supports our corporate strategy by linking a significant portion of our employees’ total annual cash compensation to the achievement of critical business goals on an annual basis. All of our salaried employees, including our Named Executive Officers, are eligible to earn annual incentive compensation. Annual incentive compensation is paid in March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The annual incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s compensation should be based upon the performance of the Company and the employee each year. The annual incentive compensation opportunity for each employee is determined based upon a set percentage of that employee’s base salary as of the end of the year in which the annual incentive compensation is earned. Mr. LeStrange’s annual incentive compensation opportunity range is 0% to 250% of his base salary. The Named Executive Officers, other than Mr. LeStrange and Mr. Izard, have an annual incentive compensation opportunity range from 0% up to 220%. The Compensation Committee has established a target annual incentive compensation payout equal to one-half of each senior officer’s (including each Named Executive Officer’s) maximum annual incentive compensation opportunity and equal to two-thirds of the Company’s more junior employees’ maximum annual incentive compensation opportunity. In other words, Mr. LeStrange’s target annual incentive compensation payout is 125% of his base salary and the target annual incentive compensation payout for the Named Executive Officers, other than Mr. LeStrange and Mr. Izard, is 110% of base salary. In the event the Company and the individual employee each meet the previously established performance goals, the Compensation Committee would be guided towards awarding to that employee the target annual incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward annual incentive compensation payouts based upon other factors.

For 2008, the Company’s targeted operating return on average equity was 15.5%. The Company chose its targeted operating return on average equity at the commencement of 2008, based upon the Company’s 2008 budget and anticipated market conditions. The Company’s actual operating return on average equity was 8.5%, principally due to catastrophe losses from Hurricanes Ike and Gustav and declines in the value of portions of its investment portfolio. The Company’s 2008 actual operating return on average equity placed it in the 27th percentile compared to its peers. The annual incentive compensation paid to Mr. LeStrange for 2008 was $375,000, or 37% of Mr. LeStrange’s base salary at the end of 2008. The average 2008 annual incentive compensation paid to the Named Executive Officers, other than Mr. LeStrange and Mr. Izard, was $299,575, or 58% of the average base salary at the end of 2008 for the Named Executive Officers, other than Mr. LeStrange and Mr. Izard.
Equity Incentive Compensation. The Compensation Committee believes the inclusion of equity incentive compensation in the Company’s compensation structure fosters the long-term perspective necessary when the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, the Compensation Committee wishes to align the interests of the Company’s managers and employees with the Company’s owners to the greatest extent practicable. Finally, the delivery of compensation in the form of equity incentives, which potentially expire in the event of the departure of an executive from the employ of the Company, has the ability to retain valuable executive talent within the organization.
Equity incentive awards have traditionally been granted broadly and deeply within the organization. All grants of equity incentives have been approved by either the independent directors on the Board or the Compensation Committee. Authority to grant equity incentive awards to new hires is on occasion delegated by the Compensation Committee to the Chief Executive Officer. Any equity incentive awards so granted to new hires are subsequently ratified by either the independent directors on the Board or the Compensation Committee. Previously, the Company’s grants of equity incentive awards were made on the date of approval of the award by the Board or the Compensation Committee or, in the case of a newly hired employee, on the date of hire. In 2006, the Board established March 1, June 1, September 1 and December 1 as quarterly grant dates for equity awards approved by the Board’s independent directors or Compensation Committee during the previous three month period. Since the Company’s inception in 2001, the Compensation Committee has utilized three forms of equity incentive compensation: options, restricted share units and restricted shares.
•	Stock Options. Stock options align employee incentives with shareholders because options have value only if the share price increases over time. The Company issued stock options to its initial founding employees in 2001 and to newly hired employees in 2003 through 2004. The Company has not awarded stock options since 2004. The Company has only granted stock options with an exercise price equal to the closing share price on the date of grant. In addition, the Compensation Committee has not permitted repricing of stock options or the reissuance of stock options with lower exercise prices upon the tender of previously issued ordinary shares or stock options. The terms of certain stock options, however, do provide for an adjustment downward in the exercise price based upon the amount of dividends declared and paid by the Company during the period from the date of issuance of the option to the date of exercise of the option. Stock options previously granted by the Company became exercisable in five equal annual installments.
As of December 31, 2008, Mr. LeStrange had outstanding 1,094,092 stock options, all of which are vested and all of which expire on December 14, 2011. The other Named Executive Officers, other than Mr. Izard, had outstanding an average of 79,815 stock options, all of which are vested and which expire between December 26, 2011 and April 7, 2013.
•	Restricted Share Units. The Company has granted restricted share units (“RSUs”) from time to time to new hires and the Company’s continuing executives and employees. In the past, the Compensation Committee has also elected to deliver to executives a fixed portion, ranging from 0% up to 50%, of each executive’s annual incentive compensation in the form of RSUs. Each RSU vests and becomes automatically exercised in three to five annual installments. Dividends paid on ordinary shares while the RSUs are outstanding are credited in the form of additional RSUs, which vest and are automatically exercised with the last annual installment of the RSU. The RSUs can be settled in ordinary shares, cash or a combination of ordinary shares and cash, at the discretion of the Compensation Committee at the time of settlement. RSUs are subject to forfeiture upon an employee’s departure from the Company.

In September of 2007, Mr. LeStrange and the other Named Executive Officers each exchanged all of their previously issued and outstanding RSUs (with the exception of RSUs issued in connection with outstanding options to purchase ordinary shares) for restricted shares having substantially the same terms and fair value as the RSUs on the date of the exchange.
•	Restricted Shares. Since May of 2007, the Company has granted restricted shares from time to time to new hires and the Company’s continuing executives and employees. Restricted shares vest and become unrestricted ordinary shares in four equal annual installments. Dividends on restricted shares are paid in cash. Restricted shares are subject to forfeiture upon an employee’s departure from the Company. At this time, the Company believes restricted shares provide the most effective means of aligning management and shareholder interest in the prudent growth and development of the Company, while continuing to operate within the risk parameters established by the Company.
As of December 31, 2008, Mr. LeStrange had outstanding 140,916 unvested restricted shares and the other Named Executive Officers other than Mr. Izard had outstanding an average of 65,054 unvested restricted shares.
Commencing in 2007, the Company established a more structured long-term incentive compensation program. Long-term incentive compensation, in the form of restricted shares, is delivered each March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The long-term incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s compensation should be based upon the performance of the Company and the employee each year. The long-term incentive compensation opportunity for each employee is determined based upon a set percentage of that employee’s base salary as of the end of the year in which the long-term incentive compensation is earned. Mr. LeStrange’s long-term incentive compensation opportunity range is 0% to 338% of his base salary. The Named Executive Officers, other than Mr. LeStrange and Mr. Izard, have a long-term incentive compensation opportunity ranging from 0% up to 225% of their base salary, which varies depending on the Named Executive Officer. The Compensation Committee has established a target long-term incentive compensation award equal to two-thirds of each employee’s maximum long-term incentive compensation opportunity. In other words, Mr. LeStrange’s target long-term incentive compensation award is 225% of his base salary and the target long-term incentive compensation award for the Named Executive Officers, other than Mr. LeStrange and Mr. Izard, averages 138% of base salary. In the event the Company and the individual employee each meet the previously established performance goals, the Compensation Committee would be guided towards awarding to that employee the target long-term incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward long-term incentive compensation awards based upon other factors.
The long-term incentive compensation awarded to Mr. LeStrange for 2008 was 27,322 restricted shares, having a value of $611,193 on March 1, 2009 (61% of Mr. LeStrange’s base salary at the end of 2008). The average 2008 long-term incentive compensation paid to the Named Executive Officers, other than Mr. LeStrange and Mr. Izard, was 14,259 restricted shares, having a value of $318,963 on March 1, 2009 (62% of the average base salary at the end of 2008 for Named Executive Officers, other than Mr. LeStrange and Mr. Izard).

Employee Benefits. The Company offers a core set of employee benefits in order to provide our employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical and dental coverage, disability insurance and life insurance. In addition, the Company has a 401(k) or similar employee savings plan in each of the jurisdictions in which it operates and provides U.S.-based executives with the opportunity to defer additional income through a non-qualified plan. The Company’s contributions to its 401(k) and similar employee savings plans range from 4% to 11% of base salary, subject to applicable statutory maximums. The Company does not make any contribution to its non-qualified plan. Other than as described above, the Company does not provide any pension, defined benefit or other retirement benefits to any of its employees.
The Company also provides customary additional benefits to expatriate employees working outside of their home country. The purpose of these benefits is to rationalize the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. These additional benefits are as follows:
•	Housing and Transportation Expenses. The Company reimburses certain employees for housing expenses in Bermuda and for travel and transportation expenses between the United States and Bermuda. The Company does not own or lease any corporate aircraft. On occasion, for business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda and as specified in Mr. LeStrange’s employment agreement, the Company leases access to corporate aircraft from time to time for the use of Mr. LeStrange and certain other senior executives. The leased corporate aircraft are used for travel between the United States and Bermuda and other business purposes only. Neither Mr. LeStrange nor any of the Company’s senior executives use any leased corporate aircraft for personal flights.
•	Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate employee, the Company reimburses the expatriate employee for any home country taxes payable on the additional income.
•	Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides expatriate employees with third party tax preparation assistance or, in the alternative, reimburses expatriate employees for up to $2,500 of tax preparation expense by a third party provider selected by the expatriate employee.
The amounts paid in 2008 by the Company for each of the employee benefits listed above for Mr. LeStrange and the Named Executive Officers are listed in the Summary Compensation Table below. The Compensation Committee annually reviews the level of employee benefits provided to Mr. LeStrange and the Named Executive Officers and believes that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

Employment Agreements. During 2007, we entered into employment agreements with Messrs. LeStrange, McGuire and Cash in response to employment market conditions in the reinsurance and insurance industries, then prevailing industry compensation practices and ranges and Endurance’s human resource requirements. We had previously entered into an employment agreement with Mr. Fujii at the time of his joining Endurance in October of 2004. In establishing the terms of the employment agreements with Messrs. LeStrange, McGuire and Cash, we considered various factors, including the significant market opportunities and challenges arising from the large natural disasters of 2004 and 2005, competitive pressures from new market entrants, and the enhanced roles of Messrs. LeStrange, McGuire and Cash as a result of the growth and development of the Company. The employment agreements are described below commencing on page 41 under “Executive Compensation — Employment Contracts.”
Severance Benefits. The employment agreements with our Chief Executive Officer and certain of our other Named Executive Officers provide for the delivery of severance benefits upon termination of their employment under certain circumstances. For a description of the severance benefits available to our Chief Executive Officer and certain of our other Named Executive Officers, please see “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control” commencing on page 42.
Share Ownership Guidelines. The Company has adopted share ownership guidelines intended to align the interests of the Company’s non-employee directors, Chief Executive Officer and the executive officers reporting directly to the Chief Executive Officer with shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer and executive officers are based upon base salary and require a multiple of at least five times base salary for the Chief Executive Officer and a multiple of two times base salary for executive officers. In 2008, the required share ownership levels for the non-employee directors were five times the annual basic director retainer fee. Non-employee directors, the Chief Executive Officer and executive officers have five years to attain the required levels of ownership. The Chief Executive Officer and each of the other Named Executive Officers was in compliance with the Company’s share ownership guidelines as of December 31, 2008.

COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. The Compensation Committee is comprised of five non-employee members of the Board of Directors (listed below). After reviewing the qualifications of the current members of the Compensation Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that each current Compensation Committee member is “independent” as that concept is defined in the applicable rules of the New York Stock Exchange and the categorical independence standards adopted by the Board of Directors. The Board of Directors appointed the undersigned directors as members of the Compensation Committee and adopted a written charter setting forth the procedures, authority and responsibilities of the Compensation Committee.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.
Respectfully submitted,
Brendan R. O’Neill (Chairman)
Gregor S. Bailar
Norman Barham
Richard C. Perry
Robert A. Spass

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table sets forth, for the year ended December 31, 2008, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its four most highly compensated executive officers (the “Named Executive Officers”).

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
Name and						Incentive	Deferred
Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Kenneth J. LeStrange	2008	$1,000,000	—	$2,897,587	—	$375,000	—	$894,965	$5,167,552
Chairman of the	2007	$1,000,000	—	$1,245,158	—	$2,100,000	—	$676,063	$5,021,221
Board of Directors,	2006	$900,000	—	$18,235	$193,136	$1,350,000	—	$958,526	$3,419,897
President and Chief Executive Officer

Michael J. McGuire	2008	$431,334	—	$660,838	—	$306,400	—	$208,760	$1,607,332
Chief Financial Officer	2007	$385,257	—	$451,948	$1,481	$563,200	—	$199,946	$1,601,832
	2006	$358,167	—	$310,072	$7,900	$360,000	—	$220,151	$1,256,290

William M. Jewett	2008	$568,333	—	$1,266,622	—	$341,600	—	$119,628	$2,296,183
President and CEO,	2007	$540,900	—	$909,363	—	$1,062,300	—	$124,055	$2,636,618
Worldwide Reinsurance	2006	$492,000	—	$812,227	$6,628	$620,000	—	$112,754	$2,043,609

David S. Cash	2008	$472,867	—	$965,701	—	$321,600	—	$239,423	$1,999,591
Chief Underwriting Officer	2007	$446,717	—	$630,710	—	$863,700	—	$227,721	$2,168,848
	2006	$428,350	—	$344,327	—	$430,000	—	$203,739	$1,406,416

Michael P. Fujii	2008	$516,667	—	$1,125,302	—	$228,700	—	$100,296	$1,970,965
President and CEO,	2007	$494,900	—	$747,183	—	$893,000	—	$86,712	$2,221,795
Worldwide Insurance	2006	$466,167	—	$546,184	—	$470,000	—	$76,300	$1,558,651

Daniel M. Izard	2008	$368,333	—	$1,608,945	—	—	—	$303,154	$2,280,432
Former Chief	2007	$485,200	—	$592,524	—	$654,000	—	$337,780	$2,069,504
Operating Officer	2006	$409,333	—	$406,603	—	$500,000	—	$360,904	$1,676,840

Salary
The amount of salary stated above differs from the annual base rate salary for each of the Named Executive Officers below due to salary increases effective during the year. The table below sets forth the annual base rate salary as at December 31 of each year.

		Annual Base
Name	Year	Rate Salary

Kenneth J. LeStrange	2008	$1,000,000
	2007	$900,000
	2006	$900,000

Michael J. McGuire	2008	$470,000
	2007	$400,000
	2006	$359,800

William M. Jewett	2008	$572,000
	2007	$550,000
	2006	$495,400

David S. Cash	2008	$491,000
	2007	$450,000
	2006	$430,300

Michael P. Fujii	2008	$520,000
	2007	$500,000
	2006	$469,400

Daniel M. Izard	2008	Not Applicable
	2007	$500,000
	2006	$411,200
Bonus
The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2008. All annual incentive awards for 2008 were performance-based. These payments, which were made under the Company’s annual performance-based incentive plan, are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards
The amounts reported in the Stock Awards column reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2008 of awards of restricted shares or restricted share units to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of restricted shares or restricted share units over several years are included. Specifically, the numbers in the table above include the following prior or current restricted share and restricted share unit grants:

				2006 SFAS	2007 SFAS	2008 SFAS
			Number of	123R	123R	123R
			Stock	Value of	Value of	Value of
			Awards	Stock	Stock	Stock
Name	Grant Date		Granted (1)	Award	Award	Award

Kenneth J. LeStrange	9/30/2006		3,103	$18,235	$72,941	$18,235
Chairman of the Board of Directors,	12/30/2006		2,991	(2)	$87,529	$21,882
President and Chief Executive Officer	3/31/2007		3,061	—	$82,050	$27,350
	6/1/2007		75,757	—	$911,451	$1,124,991
	6/30/2007		2,733	—	$72,953	$36,476
	9/30/2007		2,633	—	$18,234	$72,934
	12/31/2007		2,601	—	(2)	$87,518
	3/1/2008		78,265	—	—	$1,334,989
	3/31/2008		2,989	—	—	$82,048
	6/30/2008		3,553	—	—	$72,931
	9/30/2008		3,529	—	—	$18,233
	12/31/2008		3,584	—	—	(2)

Michael J. McGuire	9/30/2006		53	$311	$1,244	$311
Chief Financial Officer	12/30/2006		51	(2)	$1,492	$373
	3/31/2007		52	—	$1,394	$465
	6/1/2007		20,300	—	$244,234	$301,455
	6/30/2007		47	—	$1,255	$627
	9/28/2007	(3)	18,602	$309,761	$202,017	$109,039
	9/30/2007		45	—	$312	$1,247
	12/31/2007		45	—	(2)	$1,514
	3/1/2008		14,237	—	—	$242,845
	3/31/2008		51	—	—	$1,400
	6/30/2008		61	—	—	$1,252
	9/30/2008		60	—	—	$310
	12/31/2008		61	—	—	(2)

William M. Jewett	9/30/2006		71	$417	$1,669	$417
President and CEO, Worldwide Reinsurance	12/30/2006		68	(2)	$1,990	$497
	3/31/2007		70	—	$1,876	$625
	6/1/2007		33,800	—	$406,656	$501,930
	6/30/2007		62	—	$1,655	$827
	9/1/2007	(3)	48,278	$811,810	$495,101	$253,603
	9/30/2007		60	—	$416	$1,662
	12/31/2007		59	—	(2)	$1,985
	3/1/2008		29,379	—	—	$501,127
	3/31/2008		68	—	—	$1,867
	6/30/2008		81	—	—	$1,663
	9/30/2008		81	—	—	$419
	12/31/2008		82	—	—	(2)

David S. Cash	6/1/2007		33,800	—	$406,656	$501,930
Chief Underwriting Officer	9/28/2007	(3)	21,258	$344,327	$224,054	$122,011
	3/1/2008		20,236	—	—	$341,760

Michael P. Fujii	6/1/2007		33,800	—	$406,656	$501,930
President and CEO, Worldwide Insurance	9/1/2007	(3)	35,546	$546,184	$340,527	$190,287
	3/1/2008		25,390	—	—	$433,085

Daniel M. Izard	9/30/2006		71	$417	$1,669	$417
Former Chief Operating Officer	12/31/2006		68	(2)	$1,990	$497
	3/31/2007		70	—	$1,876	$625
	6/1/2007		27,500	—	$330,859	$758,142
	6/30/2007		62	—	$1,655	$827
	9/28/2007	(3)	40,421	$406,186	$254,059	$192,882
	9/30/2007		60	—	$416	$1,662
	12/31/2007		59	—	(2)	$1,985
	3/1/2008		16,588	—	—	$651,908

(1)	The table does not include restricted share unit awards made on July 1, 2006, which were not expensed under SFAS 123R since this grant was used in connection with the modification of outstanding options in order to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A.

(2)	No expense under SFAS 123R was attributed to this grant in 2006, 2007 or 2008, as applicable, as the grant was made on the last business day of the year of grant.

(3)	On the grant date noted, the Named Executive exchanged outstanding restricted share units for restricted shares. The new restricted shares have substantially the same terms, vesting schedules, restrictions and fair value as the restricted share units as of the date of the exchange. The SFAS 123R value reflected for 2006 or 2007, as applicable, represents the combined SFAS 123R expense recognized for such converted awards. No additional SFAS 123R expense resulted from this exchange. The 2007 SFAS 123R expense included above represents the continued recognition of expense consistent with the original grant. See Note 16 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a description of this exchange.

The amount set forth in the 2006 SFAS 123R Value of Stock Award column is the aggregate total of the expense attributed to the stock awards in 2006. The amount set forth in the 2007 SFAS 123R Value of Stock Award column is based on the same analysis and represents the value of the awards in 2007 that were exchanged as noted above.

The table below sets forth the number of restricted share units originally issued to the Named Executive and the number of Restricted Shares received in exchange that would otherwise be reflected in the table above. The totals do not match as a result of vestings that occurred from the original issue date through the date of exchange.

	Original RSUs	Restricted Shares
Name	Granted	Received
Kenneth J. LeStrange	—	—
Michael J. McGuire	28,514	18,602
William M. Jewett	78,047	48,278
David S. Cash	30,948	21,258
Michael P. Fujii	68,878	35,546
Daniel M. Izard	40,421	25,374
The table above does not include any restricted share units (or restricted shares into which they were converted) originally issued in respect of a portion of the Named Executive Officers’ 2003 or 2004 annual incentive compensation, as the entire cost of such awards was expensed in the year in which the awards were earned.
The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these restricted shares may not represent the amounts that the Named Executive Officers will actually realize from the restricted shares. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted shares is reflected in the Outstanding Equity Awards at Fiscal Year-End table on page 39.

Option Awards
The amounts reported in the Option Awards column represent the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2008 of grants of options to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of awards over several years are included. Specifically, the numbers in the table above include the following prior options:

			2006	2007	2008
			SFAS	SFAS	SFAS
			123R	123R	123R
			Value of	Value of	Value of
		Number of	Option	Option	Option
Name	Grant Date	Options Granted	Award	Award	Award
Kenneth J. LeStrange	12/14/2001	1,094,092	$193,136	—	—
Michael J. McGuire	4/7/2003	12,500	$7,900	$1,481	—
William M. Jewett	12/18/2002	25,000	$6,628	—	—
David S. Cash	12/26/2001	291,758	—	—	—
Michael P. Fujii	—	—	—	—	—
Daniel M. Izard	8/1/2002	25,000	$4,168	—	—
No new options were granted to the Named Executive Officers in 2008. To see the value actually received by the Named Executive Officers in 2008, see the 2008 Option Exercises and Stock Vested table on page 40.
For additional information regarding the options, see Note 16 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Options previously granted to the Named Executive Officers have been issued under the Company’s Amended and Restated 2002 Stock Option Plan.
The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these options may not represent the amounts that the Named Executive Officers will actually realize from the options. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding options is reflected in the Outstanding Equity Awards at Fiscal Year-End table on page 39.
Non-Equity Incentive Plan Compensation
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer for 2008 under the Company’s annual incentive plan. The 2008 annual incentive plan payments were determined as described in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program.”
Change in Pension Value and Nonqualified Deferred Compensation Earnings
The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on non-qualified defined contribution plans) to any of the Named Executive Officers in 2008.

All Other Compensation
The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional all other compensation required by the SEC rules to be separately quantified amounts, each as set forth in the following table. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company.

					Company
					Contributions	Life
		Housing and	Tax	Tax	to Defined	Insurance
		Transportation	Preparation	Reimbursement	Contribution	Premiums	Dividends	Total
Name	Year	($)	($)	Payments ($)	Plans ($)	($)	Paid ($)	($)
Kenneth J. LeStrange	2008	$675,619	$13,000	$33,565	$9,200	$4,275	$159,306	$894,965
	2007	$517,744	$1,250	$71,102	$9,000	$4,530	$72,437	$676,063
	2006	$770,416	$6,000	$140,532	$13,200	$4,530	$23,848	$958,526
Michael J. McGuire	2008	$105,600	$9,300	$26,684	$16,100	$5,245	$45,831	$208,760
	2007	$105,600	$1,250	$33,841	$15,750	$4,344	$39,161	$199,946
	2006	$103,500	$4,900	$57,043	$19,800	$4,344	$30,564	$220,151
William M. Jewett	2008	$2,965	—	—	$16,100	$9,129	$91,434	$119,628
	2007	$16,858	—	—	$15,750	$9,557	$81,890	$124,055
	2006	$11,660	—	—	$19,800	$6,993	$74,301	$112,754
David S. Cash	2008	$120,000	—	—	$51,017	$3,925	$64,481	$239,423
	2007	$120,000	—	—	$44,672	$6,352	$56,697	$227,721
	2006	$120,000	—	—	$42,835	$6,352	$34,552	$203,739
Michael P. Fujii	2008	—	—	—	$9,200	$10,352	$80,744	$100,296
	2007	—	—	—	$9,000	$10,180	$67,532	$86,712
	2006	—	—	—	$13,200	$8,737	$54,363	$76,300
Daniel M. Izard	2008	$152,985	$7,075	$91,987	$16,100	$4,191	$30,816	$303,154
	2007	$153,244	$5,900	$106,210	$15,750	$5,486	$51,190	$337,780
	2006	$138,669	$6,850	$149,710	$19,800	$5,486	$40,389	$360,904
Housing and Transportation Expenses. The Company reimburses Messrs. LeStrange, McGuire, Cash and Izard for housing expenses in Bermuda and Messrs. LeStrange and Izard for transportation expenses between the United States and Bermuda. The Company also reimbursed Mr. Izard for a leased automobile in Bermuda prior to his retirement. The Company reimburses Mr. Jewett for transportation expenses between his home and office in New York City. Travel costs for Mr. LeStrange include $576,795, $422,588 and $675,115 for the use of corporate charter aircraft in respect of travel between the United States and his sole office location in Bermuda during 2008, 2007 and 2006, respectively. Mr. LeStrange did not use any corporate charter aircraft for personal use.
Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides Messrs. LeStrange, Izard and McGuire with third party tax preparation assistance or, in the alternative, provides them with up to $2,500 of tax preparation expense by a third party provider selected by them.
Tax Reimbursement Payments. To the extent the Company’s housing expense reimbursement, transportation expense reimbursement or tax preparation fee are deemed to be taxable income to Messrs. LeStrange, Izard and McGuire, the Company provides reimbursement for any home country taxes payable on the additional income. In addition, the Bermuda government collects from employees in Bermuda payroll and social insurance taxes.
Company Contributions to Defined Contribution Plans. The Company makes initial and matching contributions on the same terms and using the same formulas as other participating employees to each Named Executive Officer’s account under the Company’s 401(k) Plan.
Life Insurance Premiums. The Company provides limited life insurance to all employees, including the Named Executive Officers, at levels determined in the discretion of the individual employees, up to three times their base salary. The amounts reported above represent the premiums paid for this life insurance.

Dividends Paid. Until the September 2007 exchange of outstanding restricted share units for restricted shares, outstanding restricted share units provided for the accrual of additional restricted share units at the time of the payment of dividends on the Company’s ordinary shares. The number of additional restricted share units that accrued upon each dividend equaled the number of outstanding restricted share units, multiplied by the dividend per ordinary share and divided by the closing share price of the ordinary shares on the date of payment of the dividend. The additional dividend restricted share units delivered at the time of payment of dividends were scheduled to vest and convert at the time of the vesting and conversion of the last group of underlying restricted share units. The amounts included in the Dividends Paid column above represent the dollar value of the additional dividend restricted share units at the time of grant as well as dividends paid on the unvested restricted shares held by the Named Executive Officers. The additional dividend restricted share units were converted into restricted shares having the same vesting dates in September of 2007. The actual value realized by the Named Executive Officers for the additional dividend restricted share units may be less or more than the amounts in the Accrued Dividend Restricted Share Units column above, depending upon the price of the Company’s ordinary shares at the time of vesting and conversion of the restricted shares received in the conversion of the additional dividend restricted share units or, if later, the ultimate disposition of the ordinary shares of the Company into which the restricted shares have been converted.
Grants of Plan-Based Awards
The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2008.

								All
								Other
								Stock
								Awards:	Grant
								Number	Date Fair
								of	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Option
	Grant	(1)			(2)			Units	Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(3)
Kenneth J. LeStrange	2/29/2008	—	$1,250,000	$2,500,000	—	$2,250,000	$3,380,000	—	—
	3/31/2008	—	—	—	—	—	—	2,989	$109,397
	6/30/2008	—	—	—	—	—	—	3,553	$109,397
	9/30/2008	—	—	—	—	—	—	3,529	$109,399
	12/31/2008	—	—	—	—	—	—	3,584	$109,420

Michael J. McGuire	2/29/2008	—	$517,000	$1,034,000	—	$589,067	$883,600	—	—
	3/31/2008	—	—	—	—	—	—	51	$1,867
	6/30/2008	—	—	—	—	—	—	61	$1,878
	9/30/2008	—	—	—	—	—	—	60	$1,860
	12/31/2008	—	—	—	—	—	—	61	$1,862

William M. Jewett	2/29/2008	—	$629,200	$1,258,400	—	$858,000	$1,287,000	—	—
	3/31/2008	—	—	—	—	—	—	68	$2,489
	6/30/2008	—	—	—	—	—	—	81	$2,494
	9/30/2008	—	—	—	—	—	—	81	$2,511
	12/31/2008	—	—	—	—	—	—	82	$2,503

David S. Cash	2/29/2008	—	$540,100	$1,080,200	—	$615,387	$923,080	—	—

Michael P. Fujii	2/29/2008	—	$572,000	$1,144,000	—	$780,000	$1,170,000	—	—

Daniel M. Izard	2/29/2008	—	—	—	—	—	—	—	—

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2008 annual incentive compensation program. Mr. Izard retired on September 1, 2008 and was not eligible to participate in the Company’s 2008 annual incentive compensation program. Further discussion on the Company’s annual incentive compensation program can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Incentive Compensation” on page 26. The final 2008 payouts for the Named Executive Officers can be found under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 32.

(2)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2008 long-term incentive compensation program. Further discussion on the Company’s long-term incentive compensation program can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Equity Incentive Compensation” on page 27. The final 2008 equity incentive grants for the Named Executive Officers can be found under “Stock Awards” in the Summary Compensation Table on page 32.

(3)	The grant date fair value amounts reported above represent the dollar amount, calculated in accordance with the provisions of SFAS 123R, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2008. For additional information regarding the stock and option awards, see Note 16 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
Equity Holdings and Value Realization
Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding option and stock awards held by the Company’s Chief Executive Officer, Chief Financial Officer and the Named Executive Officers as of December 31, 2008.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or
								Number	Payout
							Market	of	Value of
			Equity			Number	Value of	Unearned	Unearned
			Incentive			of	Shares or	Shares,	Shares,
			Plan			Shares	Units of	Units or	Units or
	Number of		Awards:			or Units	Stock	Other	Other
	Securities	Number of	Number of			of Stock	That	Rights	Rights
	Underlying	Securities	Securities			That	Have	That	That
	Unexercised	Underlying	Underlying	Option		Have	Not	Have	Have
	Options	Unexercised	Unexercised	Exercise	Option	Not	Vested	Not	Not
	(#)	Options (#)	Unearned	Price	Expiration	Vested	($)	Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	(1)	(#)	($)

Kenneth J. LeStrange	437,638	—	—	$20.00	12/14/2011	159,805	4,878,847	—	—
	656,454	—	—	$14.87	12/14/2011	—		—	—

Michael J. McGuire	7,500	—	—	$24.00	4/7/2013	42,536	1,298,624	—	—
	5,000	—	—	$18.87	4/7/2013	—		—	—

William M. Jewett	10,000	—	—	$20.00	12/18/2012	85,389	2,606,926	—	—
	5,000	—	—	$14.87	12/18/2012	—		—	—

David S. Cash	291,758	—	—	$14.87	12/26/2011	60,500	1,847,065	—	—

Michael P. Fujii	—	—	—	—	—	72,544	2,214,768	—	—

(1)	Values determined based on a closing price of the Company’s ordinary shares of $30.53 on December 31, 2008.

Option Exercises and Stock Vested
The following tables set forth the options exercised and the stock awards vested by the Company’s Chief Executive Officer, Chief Financial Officer and the Named Executive Officers during the years ended December 31, 2008, 2007 and 2006.

		Option Awards		Stock Awards
		Number of Shares		Number of Shares
		Acquired on		Acquired on	Value Realized on
		Exercise	Value Realized on	Vesting	Vesting
Name	Year	(#)	Exercise	(1)(#)	(2)
Kenneth J. LeStrange	2008	—	—	40,689	$1,492,262
	2007	—	—	42,554	$1,504,709
	2006	—	—	25,499	$802,964
Michael J. McGuire	2008	—	—	14,473	$511,896
	2007	—	—	8,557	$321,662
	2006	—	—	5,795	$185,962
William M. Jewett	2008	—	—	30,904	$1,084,418
	2007	10,000	$261,300	21,641	$825,298
	2006	—	—	15,125	$478,865
David S. Cash	2008	—	—	18,879	$669,324
	2007	—	—	8,135	$304,507
	2006	—	—	7,598	$243,521
Michael P. Fujii	2008	—	—	22,975	$773,931
	2007	—	—	13,525	$533,153
	2006	—	—	12,525	$408,292

(1)	Represents total number of restricted shares and restricted share units vested during the period, a portion of which was delivered in the Company’s ordinary shares and the remainder of which was delivered in cash.

(2)	Represents the dollar value of the total number of restricted shares and restricted share units that vested and converted during the period based on the closing price of the ordinary shares on the date of vesting and conversion (or, if not a trading day, the trading day immediately preceding the date of vesting and conversion).
Post-Employment Benefits
Pension Benefits
The Company does not have or provide for any of its employees, including its Named Executive Officers, a plan that provides for specified retirement payments or benefits.
Non-Qualified Deferred Compensation
The Company does not currently have an active defined contribution or other plan that provides for the deferral of compensation for its employees on a basis that is not tax-qualified. The Company did provide for its U.S.-based employees a non-qualified defined contribution plan in 2004 and 2005. Contributions to the defined contribution plan were made solely by the employees; the Company had no financial obligation to fund the defined contribution plan and did not do so. None of the Named Executive Officers participated in the defined contribution plan.

Employment Contracts
Chief Executive Officer
Mr. LeStrange entered into an employment agreement with the Company on May 31, 2007 (the “LeStrange Agreement”). The initial term of the LeStrange Agreement was one year, and it is subject to automatic renewals of one-year terms unless either party elects to not renew. The LeStrange Agreement entitles Mr. LeStrange to (a) a base salary of not less than $1,000,000 per year, (b) eligibility to receive an annual bonus at a target level equal to 125% of his base salary, and (c) eligibility to participate in the Company’s equity incentive plans, with an annual grant target valued at 225% of his base salary. Mr. LeStrange is also entitled to use of corporate leased aircraft for business purposes and is entitled to receive the benefits generally provided to other senior executives from time to time, including customary perquisites for expatriate housing and other expenses. To the extent the perquisites are considered income and increase Mr. LeStrange’s income tax liability, Mr. LeStrange will be provided a tax reimbursement payment in an amount such that, after deduction for all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Mr. LeStrange will be equal to the amount of such increased income tax liability. Mr. LeStrange’s housing allowance under the LeStrange Agreement is up to $200,000 per annum, although Mr. LeStrange’s reimbursable housing expense was $80,400 in 2008.
During the term of employment and for the 12-month period following any termination, Mr. LeStrange is subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevents Mr. LeStrange from engaging in activities competitive with the business of the Company or its affiliates, and the non-solicitation covenant prevents Mr. LeStrange from soliciting or hiring employees of the Company or its affiliates. The LeStrange Agreement also contains confidentiality and assignment of intellectual property provisions. The LeStrange Agreement requires us to indemnify Mr. LeStrange to the fullest extent permitted by Bermuda law, except in certain limited circumstances.
Upon certain qualifying terminations, Mr. LeStrange is eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”
On December 22, 2008, the Company and Mr. LeStrange entered into an amendment to the LeStrange Agreement (the “First Amendment”). The First Amendment narrowed the definition of “Good Reason” for which Mr. LeStrange can terminate his employment with the Company and receive certain compensation and clarified the ownership of intellectual property created by Mr. LeStrange as an employee of the Company. Concurrent with the execution of the First Amendment, the Company entered into a new indemnification agreement with each director of the Company, including Mr. LeStrange (the “Amended Indemnification Agreement”). The Amended Indemnification Agreement conforms the provisions for indemnification and advancement of expenses to the new standards established by amendments to the Bermuda Companies Act 1981 and the Company’s Bye-Laws.
On March 11, 2009, at Mr. LeStrange’s request, the Company and Mr. LeStrange entered into a second amendment to the LeStrange Agreement (the “Second Amendment”). The Second Amendment reduced Mr. LeStrange’s 2009 base compensation from $1,000,000 per annum to $900,000 per annum.
President and Chief Executive Officer, Worldwide Insurance
Mr. Fujii entered into an employment agreement with the Company on October 20, 2004, concurrent with his joining the Company (the “Fujii Agreement”). The Fujii Agreement runs until termination by mutual agreement of the Company and Mr. Fujii or the termination of Mr. Fujii’s employment with the Company. The Fujii Agreement entitles Mr. Fujii to (a) a base salary of not less than $450,000 per year, subject to increase from time to time, (b) eligibility to receive an annual bonus up to 100% (or more, as increased from time to time) of his base salary, (c) reimbursement for relocation expenses from California to New York, (d) reimbursement for legal expenses associated with the negotiation of the Fujii Agreement and the termination of his employment with his former employer and (e) the benefits generally provided to other senior executives from time to time.
During the term of employment and for the 12-month period following any termination, Mr. Fujii is subject to non-solicitation covenants. Generally, the non-solicitation covenant prevents Mr. Fujii from soliciting employees of the Company or its subsidiaries or calling on, servicing, soliciting or otherwise doing business with any customer of the U.S. insurance business. The Fujii Agreement also contains confidentiality and assignment of intellectual property provisions. The Fujii Agreement requires us to indemnify Mr. Fujii to the fullest extent permitted by law, except in certain limited circumstances.

Upon certain qualifying terminations, Mr. Fujii is eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”
Other Named Executive Officers
As noted above, in 2007, the Compensation Committee undertook to review the Company’s senior management employment arrangements in light of current market conditions in the reinsurance and insurance industries and the Company’s strategic needs. As a result of such review, the Compensation Committee determined it to be in the best interest of the Company to enter into employment agreements with certain of its executive officers, including Messrs. McGuire and Cash (as adopted, the “Executive Officer Agreements”). Mr. Jewett has not entered into an employment agreement with the Company, and Mr. Izard had not entered into an employment agreement with the Company prior to his retirement on September 1, 2008.
Under the Executive Officer Agreements, each respective Executive receives a base salary at a specified rate, with increases to be determined by the Compensation Committee upon the recommendation of the Executive’s direct supervisor, and an annual cash bonus and equity incentive determined in accordance with the Company’s compensation plans. The Executive Officer Agreements provide for an expense reimbursement for expatriate housing, if applicable, and other expenses, subject to applicable policies of the Company as approved from time to time by the Compensation Committee, including a tax reimbursement payment to the extent such expense reimbursements result in additional income tax liability.
Under the Executive Officer Agreements, during the term of employment and for the 6-month period following any termination of employment, the Executive is subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevents the Executive from engaging in activities competitive with the business of the Company or its affiliates, and the non-interference covenant prevents the Executive from soliciting or hiring employees of the Company or its affiliates. The Executive Officer Agreements also contain standard confidentiality and assignment of intellectual property provisions. In addition, the Executive Officer Agreements provide that the Company shall generally indemnify the Executive to the fullest extent permitted by applicable law, except in certain limited circumstances.
Unless sooner terminated as provided in the Executive Officer Agreements, such Executive Officer Agreement expires on the first anniversary of commencement; provided that the term of the Executive Officer Agreement shall automatically be extended for an additional one-year period, unless the Company or the Executive gives prior notice of election not to extend the term. Mr. Fujii’s employment agreement continues until terminated by mutual written agreement or Mr. Fujii’s departure from the employ of the Company. Upon certain qualifying terminations, the Executive is eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”
Potential Payments Upon Termination of Employment or Change in Control
Termination of Employment
In connection with the employment agreements as described above, Messrs. LeStrange, McGuire, Fujii and Cash are entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us. Messrs. LeStrange’s, McGuire’s, Fujii’s and Cash’s employment relationships with the Company may be terminated for any of the following reasons: (i) the Executive’s death or disability, (ii) by the Company with or without cause or (iii) by the Executive with or without good reason. With respect to each of Mr. LeStrange, Mr. McGuire, Mr. Fujii and Mr. Cash, “disability,” “cause,” and “good reason” are defined in the LeStrange Agreement, the Fujii Agreement or the applicable Executive Officer Agreement.

Upon a termination of Messrs. LeStrange’s, McGuire’s, Fujii’s or Cash’s employment, and subject to the execution of a general release of claims by Mr. LeStrange, Mr. McGuire, Mr. Fujii or Mr. Cash, Mr. LeStrange, Mr. McGuire, Mr. Fujii or Mr. Cash will become entitled to a combination of the following benefits:
•	an amount equal to base salary through the date of termination,

•	any earned but unpaid annual incentive compensation for the last completed calendar year during the term of employment;

•	a cash sum equal to the pro rata portion of the Executive’s target annual incentive compensation for any partial year worked by the Executive;

•	a cash sum equal to the average annual incentive compensation paid to the Executive over the past three years;

•	up to 12 months base salary, to be paid in installments following the termination of employment (the “Severance Period”);

•	the continuation of benefits during the Severance Period;

•	the continuation of housing expenses for up to 3 months after termination;

•	reimbursement of tax preparation expenses; and

•	reimbursement of relocation expenses.
The estimated payments and benefits provided upon each type of termination are summarized in the following table as if the termination had occurred on December 31, 2008 and using the closing price of $30.53 on December 31, 2008. In addition, with the assumption of a December 31 termination of employment, the estimated pro rata bonus calculations provided in the following table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control would differ from the amounts shown, perhaps significantly, and would depend on the particular facts and circumstances pertaining at the time. Mr. Izard has not been included in the following table due to his retirement from the Company on September 1, 2008.

					By	Following
		By	By	By	Executive	a
		Company	Company	Executive	without	Change in	Death or
		with Cause	without	with Good	Good	Control	Disability
Name	Benefit	($)	Cause ($)	Reason ($)	Reason ($)	($)	($)
Kenneth J. LeStrange	Salary	—	1,000,000	1,000,000	—	2,000,000	—
	Bonus	—	2,400,000	2,400,000	—	3,550,000	1,250,000
	Accelerated Vesting of Awards	—	2,439,424	2,439,424	—	4,878,847	—
	Housing Expenses	20,100	20,100	20,100	20,100	20,100	20,100
	Continuation of Health Benefits	—	16,742	16,742	—	16,742	16,742
	Tax Preparation Expenses (1)	—	2,500	2,500	—	2,500	2,500
	Vacation Days (2)	25,000	25,000	25,000	25,000	25,000	25,000
	Relocation Expenses (3)	—	13,000	13,000	—	13,000	13,000

	Total	45,100	5,916,766	5,916,766	45,100	10,477,424	1,327,342
Michael J. McGuire	Salary	—	470,000	—	—	470,000	—
	Bonus	—	517,000	—	—	824,733	517,000
	Accelerated Vesting of Awards	—	—	—	—	1,298,624	—
	Housing Expenses	26,400	26,400	26,400	26,400	26,400	26,400
	Continuation of Health Benefits	—	16,742	—	—	16,742	16,742
	Tax Preparation Expenses (1)	—	2,500	—	—	2,500	2,500
	Vacation Days (2)	11,750	11,750	11,750	11,750	11,750	11,750
	Relocation Expenses (3)	13,000	13,000	13,000	13,000	13,000	13,000

	Total	51,150	1,057,392	51,150	51,150	2,663,749	587,392

					By	Following
		By	By	By	Executive	a
		Company	Company	Executive	without	Change in	Death or
		with Cause	without	with Good	Good	Control	Disability
Name	Benefit	($)	Cause ($)	Reason ($)	Reason ($)	($)	($)
David S. Cash	Salary	—	491,000	—	—	491,000	—
	Bonus	—	540,100	—	—	971,333	540,100
	Accelerated Vesting of Awards	—	—	—	—	1,847,065	—
	Housing Expenses	30,000	30,000	30,000	30,000	30,000	30,000
	Continuation of Health Benefits	—	11,551	—	—	11,551	11,551
	Tax Preparation Expenses (1)	—	—	—	—	—	—
	Vacation Days (2)	12,275	12,275	12,275	12,275	12,275	12,275
	Relocation Expenses (3)	—	—	—	—	—	—

	Total	42,275	1,084,926	42,275	42,275	3,363,224	593,926
Michael P. Fujii	Salary	—	520,000	520,000	—	520,000	—
	Bonus	—	—	—	—	—	—
	Accelerated Vesting of Awards	—	—	—	—	2,214,768	—
	Housing Expenses	—	—	—	—	—	—
	Continuation of Health Benefits	—	21,040	21,040	—	21,040	21,040
	Tax Preparation Expenses (1)	—	—	—	—	—	—
	Vacation Days (2)	13,000	13,000	13,000	13,000	13,000	13,000
	Relocation Expenses (3)	—	—	—	—	—	—

	Total	13,000	554,040	554,040	13,000	2,768,808	34,040

(1)	Estimated tax preparation payment based upon an assumed $2,500 maximum reimbursable payment in the event the executive chooses a tax preparation provider other than the Company’s selected tax preparation provider.

(2)	Estimated vacation day payment based upon an assumed 5 accrued and unused vacation days and a year of 200 working days.

(3)	Estimated relocation expense payment based upon average cost to the Company of relocations of similarly situated employees.

Change in Control
Under the Company’s Amended and Restated 2002 Stock Option Plan and the 2007 Equity Incentive Plan (the “Plans”), upon the occurrence of a change in control, outstanding options vest and become immediately exercisable and remain exercisable through the remainder of their term and outstanding restricted share units and restricted shares vest and convert into cash or ordinary shares. In the event of certain types of changes in control, the outstanding options, restricted share units and restricted shares convert immediately into cash. The 2007 Equity Incentive Plan also requires termination of the employment of the recipient within the 24 month period following a change in control for vesting of outstanding options, restricted share units and restricted shares issued under the 2007 Equity Incentive Plan. Under the Plans, a change in control occurs if any one of the following events occurs:
•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.
•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.
•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board of Directors constitute at least a majority of the members of the board of directors of the resulting entity.
•	The Company liquidates or dissolves.
If a change in control occurred on December 31, 2008, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company (assuming, in the case of equity incentives issued under the 2007 Equity Incentive Plan, the immediate termination of the employ of the Named Executive Officers). The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted shares and unvested restricted share units as of December 31, 2008, based upon the closing price on December 31, 2008 of the Company’s ordinary shares. All of the Named Executive Officers’ outstanding options were fully vested as of December 31, 2008. Mr. Izard has not been included in the following table due to his retirement on September 1, 2008.

	Restricted	Restricted
Name	Shares ($)	Share Units ($)	Total ($)
Kenneth J. LeStrange	4,302,166	576,681	4,878,847
Michael J. McGuire	1,288,763	9,861	1,298,624
William M. Jewett	2,593,768	13,158	2,606,926
David S. Cash	1,847,065	—	1,847,065
Michael P. Fujii	2,214,768	—	2,214,768

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
equity compensation
	Number of securities to be	Weighted-average exercise	plans
	issued upon exercise of	price of outstanding	(excluding securities
	outstanding options,	options, warrants and	reflected in the first
Plan category	warrants and rights	rights (1)	column)
Equity compensation plans approved by security holders	2,054,983	$17.51	1,333,828
Equity compensation plans not approved by security holders	—	—	—

Total	2,054,983	$17.51	1,333,828

(1)	Weighted average price does not include $0 exercise price of 43,933 restricted share units included in the number of securities to be issued upon exercise.
Compensation Committee Interlocks and Insider Participation
None of the directors that served on the Compensation Committee during 2008 has ever served as an employee or officer of the Company or has any other material relationship with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table lists the beneficial ownership of each person or group who, as of March 9, 2009, owned, to the Company’s knowledge, more than 5% of the Company’s ordinary shares outstanding.

	Number of
Name and Address of Beneficial Owner (1)	Shares (2)	Percentage
Perry Corp. (3)	7,148,460	12.42%
FMR LLC (4)	5,571,042	9.68%
Aronson + Johnson + Ortiz, LP (5)	3,218,800	5.59%

(1)	The address for each beneficial owner is listed in the relevant footnote.

(2)	Includes the outstanding ordinary shares and assumes the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vested at March 9, 2009 with respect to each shareholder.

The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See “Voting Rights and Solicitation of Proxies — Voting at the Annual General Meeting.”

(3)	Includes 5,268,839 ordinary shares, 1,473 restricted shares, and vested options exercisable to purchase 7,300 ordinary shares held by Perry Partners International, Inc.; 1,867,631 ordinary shares, 517 restricted shares, and vested options exercisable to purchase 2,700 ordinary shares held by Perry Partners, L.P. The address of the beneficial owner is 767 5th Ave., 19th Floor, New York, New York 10153. Perry Corp., which is a registered investment advisor under the Investment Advisors Act of 1940, and Richard Perry have voting and investment power with respect to the foregoing securities, but each disclaims beneficial ownership of such securities (except to the extent of any pecuniary interest therein).

(4)	The following information is based on Schedule 13G filed on February 17, 2009 by FMR LLC.

Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,611,187 ordinary shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,611,187 ordinary shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts 02109, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,100 ordinary shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 7,100 ordinary shares and sole power to vote or to direct the voting of 7,100 ordinary shares owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act , is the beneficial owner of 263,800 ordinary shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 263,800 ordinary shares and sole power to vote or to direct the voting of 231,600 ordinary shares owned by the institutional accounts managed by PGATC as reported above.

FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 688,955 ordinary shares of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. FIL has sole dispositive power over 688,955 ordinary shares owned by the International Funds. FIL has sole power to vote or direct the voting of 665,255 ordinary shares and no power to vote or direct the voting of 23,700 ordinary shares held by the International Funds as reported above.

(5)	The information included herein is based on Schedule 13G filed on February 6, 2009 by Aronson + Johnson + Ortiz, LP. The address of the beneficial owner is 230 S. Broad Street, 20th Floor, Philadelphia, PA 19102. The securities are owned of record by clients of Aronson + Johnson + Ortiz, LP. No client is known to own more than five percent of the outstanding ordinary shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table summarizes the beneficial ownership as of March 9, 2009 of the ordinary shares of the Company by each director and each named executive officer of the Company for the year ended December 31, 2008 and all such directors and executive officers of the Company as a group.

	Number of	Number of
Name and Address of Beneficial Owner (1)	Options	Shares	Total (2)	Percentage
Directors
Kenneth J. LeStrange	1,094,092	292,652	1,386,744	2.4%
Gregor Bailar	—	3,740	3,740	*
John T. Baily (3)	5,000	11,577	16,577	*
Norman Barham	—	15,790	15,790	*
Galen R. Barnes	5,000	7,290	12,290	*
William H. Bolinder	10,000	7,790	17,790	*
Steven W. Carlsen	97,637	29,683	127,320	*
Brendan R. O’Neill	—	7,290	7,290	*
Richard C. Perry (4)	10,000	7,138,460	7,148,460	12.4%
William J. Raver	—	5,516	5,516	*
Robert A. Spass (5)	343,892	—	343,892	*
R. Max Williamson	—	5,516	5,516	*

Named Executive Officers
Michael J. McGuire	12,500	75,910	88,410	*
William M. Jewett	15,000	142,769	157,769	*
David S. Cash	291,758	117,273	409,031	*
Michael P. Fujii	—	111,760	111,760	*
Daniel M. Izard	—	65,234	65,234	*
All directors and executive officers as a group	1,884,879	8,038,250	9,923,129	17.2%

*	Less than 1%. On March 9, 2009, there were 57,546,519 ordinary shares outstanding.

(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

(2)	Includes the outstanding ordinary shares and assumes full conversion into ordinary shares of all outstanding class A shares and the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vesting within 60 days of March 9, 2009 with respect to each shareholder.

The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See “Questions and Answers Regarding the Annual General Meeting.”

(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.

(4)	Mr. Perry is the President and Chief Executive Officer of Perry Corp., and, in that capacity, has voting and investment power over the securities beneficially owned by Perry Corp.

(5)	Includes 343,892 warrants to purchase ordinary shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
Consulting Agreement with Steven W. Carlsen
In connection with his departure from the employ of the Company, on June 1, 2006 Steven W. Carlsen, a director and former Chief Operating Officer of the Company, entered into a consulting agreement with the Company. Mr. Carlsen’s consulting agreement with the Company expired on June 1, 2008. The consulting agreement provided for Mr. Carlsen to provide his advice in connection with certain underwriting matters within the Company. Mr. Carlsen received from the Company a consulting fee of $258,000 per annum, plus a potential supplemental annual payment based upon his performance under the consulting agreement and determined in the Company’s sole discretion. In 2008, the Company paid $107,500 to Mr. Carlsen for his work on behalf of the Company during the first five months of 2008. In addition, in March 2008, the Company determined to make a supplemental payment of $130,000 to Mr. Carlsen in respect of his performance in 2007. Mr. Carlsen is bound by non-competition and non-solicitation obligations in the consulting agreement which apply during the term of the consulting agreement and for a two year period after its termination. The Company entered into the Consulting Agreement with Mr. Carlsen prior to the adoption of the written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” described below.
Repurchase of Warrants from the Aon Pension Schemes
Aon Alexander & Alexander U.K. Pension Scheme, Aon Bain Hogg Pension Scheme, Aon Minet Pension Scheme, Aon U.K. Pension Scheme and Jenner Fenton Slade 1980 Scheme (collectively, the “Schemes”) were the holders of warrants to purchase ordinary shares of the Company (the “Warrants”), originally issued to Aon in connection with the initial financing of the Company in 2001. The Warrants were subsequently sold to the Schemes by Aon. On February 25, 2008, the Schemes filed a Schedule 13G indicating that the Schemes had determined to act in concert solely for the purpose of exercising or selling their respective warrants.
On March 18, 2008, the Company entered into an agreement to purchase 500,000 Warrants owned by the Schemes for a purchase price of US$21.02 per Warrant, or an aggregate total purchase price of US$10,507,950. The purchase price was funded by the Company on March 19, 2008.
On May 28, 2008, the Company entered into an agreement to purchase 500,000 Warrants owned by the Schemes for a purchase price of US$17.82 per Warrant, or an aggregate total purchase price of US$8,910,000. The purchase price was funded by the Company on May 29, 2008.
On September 16, 2008, the Company entered into an agreement to purchase 500,000 Warrants owned by the Schemes for a purchase price of US$17.01 per Warrant, or an aggregate total purchase price of US$8,505,000. The purchase price was funded by the Company on September 17, 2008.
On March 20, 2009, the Company entered into an agreement to purchase 500,000 Warrants owned by the Schemes for a purchase price of $9.19 per Warrant, or an aggregate total purchase price of US$4,595,000. The purchase price was funded by the Company on March 26, 2009.
The Company made all of the foregoing repurchases under its existing share repurchase program and used existing cash on hand to fund the repurchases.
Review and Approval of Transactions with Related Persons
The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy
•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or Committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company.
•	The Board or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.
Procedures
•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director, the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.
•	The Chairman of the Board and the Lead Director shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.
•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.
•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.

REPORT OF THE AUDIT COMMITTEE
The following report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.
Messrs. Baily, O’Neill, Raver and Spass currently serve on the Audit Committee. Mr. Raver will continue as a member of the Audit Committee, assuming he is re-elected to the Board of Directors by the shareholders. Messrs. Baily, O’Neill and Spass will also remain members of the Audit Committee.
Mr. O’Neill serves as a member of three other public company audit committees. Pursuant to the terms of the Audit Committee charter and the regulations of the New York Stock Exchange, the Board of Directors has determined that Mr. O’Neill’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on the Audit Committee.
After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Rules, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an “audit committee financial expert” as defined by SEC rules promulgated under the Exchange Act.
The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1)-(3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.
During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”), the Audit Committee:
•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;
•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;
•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;
•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;
•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;
•	reviewed the performance of the Company’s internal audit and Sarbanes-Oxley functions;
•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication from the independent auditors required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and the independence of the independent auditors, (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 114, “Auditor’s Communication with Those Charged with Governance” and (4) responsibilities, budget and staffing of the Company’s internal audit function;
•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K; and
•	determined that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under “Audit Fees.”
While the Audit Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations and its Code of Business Conduct and Ethics.
In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.
The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
Respectfully submitted,
John T. Baily (Chairman)
Brendan R. O’Neill
William J. Raver
Robert A. Spass

AUDIT FEES
Ernst & Young Ltd. Fees and Services

	2008	2007
	Actual Fees ($)	Actual Fees ($)
Audit Fees	3,781,570	4,064,147
Audit-Related Fees	210,740	257,476
Tax Fees	55,000	15,300
All Other Fees	8,000	7,200

Total Fees	4,055,310	4,344,123

Audit fees for 2008 and 2007 consist of fees paid to Ernst & Young Ltd. for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements and services that are normally provided by independent auditors in connection with statutory, 404 attestation services, comfort letters, SEC and regulatory filings or engagements.
Audit-related fees for 2008 and 2007 consist of fees paid to Ernst & Young Ltd. for employee benefit plan audits, due diligence and accounting consultations related to mergers and acquisitions, services regarding certain regulatory matters and access to certain accounting and auditing information.
Tax fees for 2008 and 2007 consist of fees paid to Ernst & Young Ltd. for transfer pricing studies and services regarding United States and United Kingdom tax compliance.
All other fees for 2008 and 2007 consist of fees paid to Ernst & Young Ltd. for IFRS training to Endurance Worldwide Insurance Limited.
The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young Ltd.
Pre-Approval Policies and Procedure
The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young Ltd.
Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:
•	whether the service creates a mutual or conflicting interest between the auditor and the Company;
•	whether the service places the auditor in the position of auditing his or her own work;
•	whether the service results in the auditor acting as management or an employee of the Company; and
•	whether the service places the auditor in a position of being an advocate for the Company.
The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, except that Mr. Angelina did not report one purchase of the Company’s 7.75% Non-Cumulative Preferred Shares, Series A that occurred in 2008 on a timely basis on Form 4. Mr. Angelina’s purchase of the Company’s 7.75% Non-Cumulative Preferred Shares, Series A did not give rise to potential liability for “short-swing” profits under Section 16(b). Messrs. Carlsen, Del Col, Jewett, LeStrange, McGuire and William R. Babcock, the Company’s former Chief Accounting Officer, each did not report on a timely basis on Form 4 two quarterly acquisitions of dividend restricted share units delivered to them by the Company. The issuance by the Company of the dividend restricted share units to the foregoing officers of the Company did not give rise to potential liability for “short-swing” profits under Section 16(b).
OTHER MATTERS
The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2010
Under the federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2010 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda addressed to the Secretary by December 3, 2009. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.
In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 16, 2010.
If a shareholder desires to nominate one or more individuals for election as directors at the 2010 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than December 3, 2009 and no earlier than November 3, 2009. Any notice for a director nomination shall include the information set forth under “Board of Directors — Director Nominee Process” above.

ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES
AND CODE OF BUSINESS CONDUCT AND ETHICS
The Annual Report to Shareholders of the Company and the Company’s Annual Report on Form 10-K are being mailed concurrently with this proxy statement. The Annual Report to Shareholders of the Company and the Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:
•	Annual Report on Form 10-K, including exhibits, as filed with the SEC;
•	Corporate Governance Guidelines;
•	Code of Business Conduct and Ethics; and
•	Charters of the committees of the Board of Directors.
If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. In addition, financial reports and filings with the SEC, including the Annual Report on Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available on the Company’s web site at www.endurance.bm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE(S) IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.	Please mark your votes as indicated in this example	☒

		1.	Election of directors

		To elect the three directors of Endurance Specialty Holdings Ltd. listed below (Nos. 1 through 3).		Direct the Company to elect the slate of six director designees of Endurance Worldwide Holdings Limited listed below (Nos. 7 through 12).			Direct the Company to elect the slate of six director designees of Endurance Worldwide Insurance Limited listed below (Nos. 13 through 18).

☐	Mark here to vote FOR all nominees
		01 – Steven W. Carlsen 02 – Kenneth J. LeStrange 03 – William J. Raver		07 – Alan Barlow 08 – William H. Bolinder 09 – Steven W. Carlsen 10 – Kenneth J. LeStrange 11 – Simon Minshall 12 – Brendan R. O’Neill			13 – Alan Barlow 14 – William H. Bolinder 15 – Steven W. Carlsen 16 – Kenneth J. LeStrange 17 – Simon Minshall 18 – Brendan R. O’Neill

☐	Mark here to vote WITHHOLD vote for all nominees

Direct the Company to elect the slate of three director designees of Endurance Specialty Insurance Ltd. listed below (Nos. 4 through 6).

☐	For All EXCEPT - To withhold a vote for one or more all nominees, mark the box to the left and write the number of the director on the line below.

		04 – Steven W. Carlsen 05 – David S. Cash 06 – Kenneth J. LeStrange						FOR ☐	AGAINST ☐	ABSTAIN ☐
				2.	To appoint Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.

					Mark Here for Address Change or Comments SEE REVERSE	☐

Signature			Signature				Date
Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Endurance Specialty Holdings Ltd.	INTERNET http://www.proxyvoting.com/enh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

ENDURANCE SPECIALTY HOLDINGS LTD.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2009

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

The undersigned hereby appoints Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda on Thursday, May 14, 2009 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

PURSUANT TO THE COMPANY’S AMENDED AND RESTATED BYE-LAWS, THE VOTING INTEREST ATTRIBUTED TO EACH SHARE HELD BY THE UNDERSIGNED IS 1.0333 VOTES PER SHARE.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù